                                                                  EXHIBIT 10(dd)

                                                                  CONFORMED COPY




                    $1,800,000,000 SENIOR B CREDIT AGREEMENT

                            Dated as of July 13, 2001

                                      Among

                        HOUSTON INDUSTRIES FINANCECO LP,
                                  as Borrower,

                          RELIANT ENERGY, INCORPORATED,

                           THE LENDERS PARTIES HERETO,

                                       and

                              BANK OF AMERICA, N.A.

                                       and

                                 CITIBANK, N.A.,
                            as Co-Syndication Agents,

                        DEUTSCHE BANK AG NEW YORK BRANCH
                          AND/OR CAYMAN ISLANDS BRANCH

                                       and

                           CREDIT SUISSE FIRST BOSTON,
                           as Co-Documentation Agents,

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                          J.P. MORGAN SECURITIES INC.,
                      as Lead Arranger and Sole Bookrunner

                                TABLE OF CONTENTS


                                                                                                 Page



ARTICLE I DEFINITIONS AND ACCOUNTING TERMS..........................................................1

         SECTION 1.1. Certain Defined Terms.........................................................1
         SECTION 1.2. Computation of Time Periods..................................................20
         SECTION 1.3. Accounting Terms.............................................................20

ARTICLE II AMOUNTS AND TERMS OF THE COMMITTED LOANS................................................20

         SECTION 2.1. The Committed Loans..........................................................20
         SECTION 2.2. Making the Loans.............................................................21
         SECTION 2.3. Minimum Tranches.............................................................22
         SECTION 2.4. [Intentionally Omitted]......................................................23

ARTICLE III [INTENTIONALLY OMITTED]................................................................23


ARTICLE IV PROVISIONS RELATING TO ALL LOANS........................................................23

         SECTION 4.1. Evidence of Loans............................................................23
         SECTION 4.2. Fees.........................................................................23
         SECTION 4.3. Optional and Mandatory Termination or Reduction of the
                              Commitments..........................................................24
         SECTION 4.4. Interest.....................................................................25
         SECTION 4.5. Reserve Requirements.........................................................26
         SECTION 4.6. Interest Rate Determination and Protection...................................27
         SECTION 4.7. Voluntary Interest Conversion or Continuation of Committed Loans.............27
         SECTION 4.8. Funding Losses Relating to LIBOR Rate Loans and Fixed Rate Loans.............28
         SECTION 4.9. Change in Legality...........................................................29

ARTICLE V INCREASED COSTS, TAXES, PAYMENTS AND PREPAYMENTS.........................................30

         SECTION 5.1. Increased Costs; Capital Adequacy............................................30
         SECTION 5.2. Payments and Computations....................................................31
         SECTION 5.3. Taxes........................................................................32
         SECTION 5.4. Sharing of Payments, Etc.....................................................33
         SECTION 5.5. Voluntary Prepayments........................................................34
         SECTION 5.6. Mitigation of Losses and Costs; Replacement of Bank..........................34
         SECTION 5.7. Determination and Notice of Additional Costs and Other Amounts...............35

ARTICLE VI CONDITIONS OF LENDING...................................................................36

         SECTION 6.1. Conditions Precedent to Effectiveness and Initial Loans......................36
         SECTION 6.2. Conditions Precedent to Certain Borrowings...................................37

ARTICLE VII REPRESENTATIONS AND WARRANTIES.........................................................38

         SECTION 7.1. Corporate, Partnership or Other Status.......................................38
         SECTION 7.2. Organizational Status of Subsidiaries........................................38

         SECTION 7.3. Corporate, Partnership or Other Powers.......................................38
         SECTION 7.4. Authorization, No Conflict etc...............................................39
         SECTION 7.5. Governmental Approvals and Consents..........................................39
         SECTION 7.6. Obligations Binding..........................................................39
         SECTION 7.7. Use of Proceeds; Margin Stock................................................39
         SECTION 7.8. Title to Properties..........................................................40
         SECTION 7.9. Investment Company Act; PUHC Act of 1935.....................................40
         SECTION 7.10. No Material Adverse Change..................................................40
         SECTION 7.11. Litigation..................................................................40
         SECTION 7.12. ERISA ......................................................................41
         SECTION 7.13. Financial Statements........................................................41
         SECTION 7.14. Accuracy of Information.....................................................41
         SECTION 7.15. No Violation................................................................41
         SECTION 7.16. Subsidiaries................................................................42
         SECTION 7.17. Solvency....................................................................42

ARTICLE VIII AFFIRMATIVE AND NEGATIVE COVENANTS....................................................42

         SECTION 8.1. Affirmative Covenants of the Borrower........................................42
         SECTION 8.2. Affirmative Covenants of Reliant Energy......................................45
         SECTION 8.3. Negative Covenants of the Borrower...........................................48
         SECTION 8.4. Negative Covenants of Reliant Energy.........................................52
         SECTION 8.5. Consent to Restructuring.....................................................55

ARTICLE IX EVENTS OF DEFAULT.......................................................................56

         SECTION 9.1. Events of Default............................................................56
         SECTION 9.2. Cancellation/Acceleration....................................................59

ARTICLE X THE AGENT................................................................................60

         SECTION 10.1. Appointment.................................................................60
         SECTION 10.2. Delegation of Duties........................................................60
         SECTION 10.3. Exculpatory Provisions......................................................60
         SECTION 10.4. Reliance by Agent...........................................................61
         SECTION 10.5. Notice of Default...........................................................61
         SECTION 10.6. Non-Reliance on Agent and Other Banks.......................................61
         SECTION 10.7. Indemnification.............................................................62
         SECTION 10.8. Agent in Its Individual Capacity............................................62
         SECTION 10.9. Successor Agent.............................................................62

ARTICLE XI MISCELLANEOUS...........................................................................63

         SECTION 11.1. Amendments and Waivers......................................................63
         SECTION 11.2. Notices.....................................................................64
         SECTION 11.3. No Waiver, Cumulative Remedies..............................................65
         SECTION 11.4. Survival of Representations and Warranties..................................65
         SECTION 11.5. Payment of Expenses and Taxes...............................................65
         SECTION 11.6. Effectiveness; Successors and Assigns; Participations; Assignments..........66
         SECTION 11.7. Set-off.....................................................................69
         SECTION 11.8. Counterparts................................................................70

         SECTION 11.9. Severability................................................................70
         SECTION 11.10. Integration................................................................70
         SECTION 11.11. GOVERNING LAW..............................................................70
         SECTION 11.12. Submission To Jurisdiction, Waivers........................................71
         SECTION 11.13. Acknowledgements...........................................................71
         SECTION 11.14. Limitation on Agreements...................................................72
         SECTION 11.15. Non-recourse to Limited Partner, General Partner...........................72
         SECTION 11.16. Notice Under Section 26.02 of the Texas Business and Commerce Code.........73
         SECTION 11.17. Removal of Bank............................................................73

EXHIBITS

Exhibit A         Form of Notice of Borrowing
Exhibit B         Form of Note
Exhibit C         Form of Reliant Energy Pledge and Collateral Agency Agreement
Exhibit D         Terms of Reliant Energy Preference Stock
Exhibit E         Form of Pledge and Collateral Agency Agreement
Exhibit G         Form of Support Agreement
Exhibit H         Form of Notice of Interest Conversion/Continuation
Exhibit I-A       Form of Opinion of Baker Botts, LLP
Exhibit I-B       Form of Opinion of Baker Botts, LLP
Exhibit J         Form of Committed Loan Assignment and Acceptance
Exhibit K         Form of Intercompany Note
Exhibit L         Form of Regco $1.8 Billion Credit Agreement


SCHEDULES

Schedule 1.1      Commitments and Addresses
Schedule 1.1A     Excluded Subsidiaries
Schedule 2        Steps of Restructuring
Schedule 6.1(c)   Ownership of Capital Stock of Subsidiaries
Schedule 7.16     Subsidiaries
Schedule 8.4(f)   Restrictive Agreements

                                CREDIT AGREEMENT

Dated as of July 13, 2001 (the "Credit Agreement")



                  Each of:

(a) HOUSTON INDUSTRIES FINANCECO LP, a Delaware limited partnership (the "Borrower");

(b)  RELIANT ENERGY, INCORPORATED, a Texas corporation;

(c) the banks listed on the signature pages hereof and any bank or other financial institution that may hereafter become a party hereto in accordance with the provisions hereof (collectively, the "Banks", and each individually a "Bank");

(d) BANK OF AMERICA, N.A. and CITIBANK, N.A., as co-syndication agents (in such capacity and collectively, the "Syndication Agents");

(e) DEUTSCHE BANK AG NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH and CREDIT SUISSE FIRST BOSTON, as co-documentation agents (in such capacity and collectively, the "Documentation Agents");

(f) J.P. MORGAN SECURITIES INC., as arranger and sole bookrunner (in such capacity, the "Arranger"); and

(g) THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "Agent") for the Banks hereunder;

hereby agrees as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS


                  SECTION 1.1. Certain Defined Terms. As used in this Credit Agreement (as amended, supplemented or otherwise modified from time to time, this "Agreement"), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ABR" means, for any day, an alternate base rate calculated as a fluctuating rate per annum (rounded upwards to the nearest 1/64 of 1% if not already an integral multiple of 1/64 of 1%) as shall be in effect from time to time, equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. As used in this definition, the term "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the ABR shall be determined without regard to clause (b) above until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "ABR Loan" means a Loan that bears interest at the ABR as provided in
Section 4.4(a).

         "Affiliate" means any Person that, directly or indirectly, Controls or is Controlled by or is under common Control with another Person.

         "Aggregate Outstanding Extensions of Credit" means, as to any Bank at any time, an amount equal to the sum of the aggregate principal amount of all Loans made by such Bank then outstanding.

         "Agent" has the meaning specified in the introduction to this Agreement.

         "Applicable Margin" means the rate per annum set forth below opposite the Designated Rating from time to time in effect during the period for which payment is due:

                Designated Rating                      Applicable Margin

A-/A3 and higher                                             .535%

BBB+/Baa1                                                    .650%

BBB/Baa2                                                     .750%

BBB-/Baa3                                                    .950%

BB+/Ba1 or lower or Unrated                                 1.125%

In each row in the table set forth above, the first indicated rating corresponds to that assigned by S&P and the second indicated rating corresponds to that assigned by Moody's; the determination of which row of such table is applicable at any time is set forth in the definition of "Designated Rating".

         "Arranger" has the meaning specified in the introduction to this Agreement.

         "Available Dividend Amount" means, for any fiscal quarter, the average per share amount of the quarterly dividends paid by Reliant Energy on its common stock during the four consecutive fiscal quarters immediately preceding such fiscal quarter, multiplied by the number of shares of common stock of Reliant Energy outstanding as of the beginning of such quarter.

         "Bank" and "Banks" have the meanings specified in the introduction to this Agreement.

         "Bank Affiliate" has the meaning specified in Section 11.6(c).

         "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrowed Money" of any Person means any Indebtedness of such Person for or in respect of money borrowed or raised by whatever means (including acceptances, deposits, lease obligations under Capital Leases and Mandatory Payment Preferred Stock); provided, however, that Borrowed Money shall not include (a) any guarantees that may be incurred by endorsement of negotiable instruments for deposit or collection in the ordinary course of business or similar transactions, (b) any obligations or guarantees of performance of obligations under a franchise, performance bonds, franchise bonds, obligations to reimburse drawings under letters of credit issued in accordance with the terms of any safe harbor lease or franchise or in lieu of performance or franchise bonds or other obligations incurred in the ordinary course of business that do not represent money borrowed or raised, in each case to the extent that such reimbursement obligations are payable in full within ten Business Days after the date upon which such obligation arises, (c) trade payables or (d) customer advance payments and deposits arising in the ordinary course of business.

         "Borrower" has the meaning specified in the introduction to this Agreement.

         "Borrowing" means a Committed Borrowing.

         "Borrowing Date" means any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Banks to make Loans hereunder.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that when used in connection with a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market.

         "Capital Expenditure" means any expenditure in respect of the purchase, construction or other acquisition of fixed or capital assets (excluding any expenditure made in connection with normal replacement and maintenance programs properly treated as an expense in the period in which made according to GAAP).

         "Capital Lease" means a lease that, in accordance with GAAP, would be recorded as a capital lease on the balance sheet of the lessee.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests in partnerships and member interests in limited liability companies, and any and all warrants or options to purchase any of the foregoing or securities convertible into any of the foregoing.

         "Change in Control" means, with respect to Reliant Energy, the acquisition by any Person or "group" (within the meaning of Rule 13d-5 of the Exchange Act) of beneficial ownership (determined in accordance with Rule 13d-3 of the Exchange Act) of Capital Stock of Reliant Energy, the result of which is that such Person or group beneficially owns 30% or more of the aggregate voting power of all then issued and outstanding Capital Stock of Reliant Energy; provided, however, that a Change in Control shall be deemed not to have occurred solely by reason of any acquisition of Capital Stock of Reliant Energy by a new "holding" company if Capital Stock of such holding company representing at least 70% of the aggregate voting power of all issued and outstanding shares of Capital Stock of such holding company is owned by holders who owned the outstanding common stock of Reliant Energy immediately prior to such acquisition. For purposes of the foregoing, the phrase "voting power" means, with respect to an issuer, the power under ordinary circumstances to vote for the election of members of the board of directors of such issuer.

         "Closing Date" has the meaning specified in Section 11.6(a).

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

         "Committed Borrowing" means a borrowing consisting of Loans under
Section 2.1(a) of the same Type, and having, in the case of Committed LIBOR Rate Loans, the same Interest Period, made on the same day by the Banks. The term "Committed Borrowing" as used herein shall not include any conversion or continuation of a Loan under Section 4.7.

         "Committed LIBOR Rate Loan" means any Committed Loan that bears interest at the LIBOR Rate.

         "Committed Loan" has the meaning specified in Section 2.1(a).

         "Committed Loan Assignment and Acceptance" has the meaning specified in
Section 11.6(c).

         "Commitment" means, with respect to each Bank, the obligation of such Bank to make Committed Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under such Bank's name on Schedule 1.1 attached hereto under the caption "Commitment," as such amount may be changed from time to time pursuant to Sections 4.3, 9.2 and 11.6; and "Commitments" shall be the collective reference to the Commitments of all of the Banks.

         "Commonly Controlled Entity" means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

         "Consolidated Capitalization" means, as of any date of determination, the sum of (a) Consolidated Shareholders Equity, (b) Consolidated Indebtedness for Borrowed Money and, without duplication, (c) Mandatory Payment Preferred Stock.

         "Consolidated Indebtedness" means, as of any date of determination, the sum of (i) the total Indebtedness as shown on the consolidated balance sheet of Reliant Energy and its

Consolidated Subsidiaries, determined without duplication of any Guarantee of Indebtedness of Reliant Energy by any of its Consolidated Subsidiaries or of any Guarantee of Indebtedness of any such Consolidated Subsidiary by Reliant Energy or any other Consolidated Subsidiary of Reliant Energy, plus any Mandatory Payment Preferred Stock, less (ii) such amount of Indebtedness attributable to amounts then outstanding under receivables facilities or arrangements to the extent that such amounts would not have been shown as Indebtedness on a balance sheet prepared in accordance with GAAP prior to January 1, 1997, less (iii) if any Indexed Debt Securities the liabilities in respect of which as shown on the consolidated balance sheet of Reliant Energy and its Consolidated Subsidiaries have increased from the amount of liabilities in respect thereof at the time of their issuance by reason of an increase in the price of the Indexed Asset relating thereto, the excess of (a) the aggregate amount of liabilities in respect of such Indexed Debt Securities at the time of determination over (b) the initial amount of liabilities in respect of such Indexed Debt Securities at the time of their issuance.

         "Consolidated Shareholders' Equity" means, as of any date of determination, the total assets of Reliant Energy and its Consolidated Subsidiaries (less, (A) with respect to any Indexed Asset, an amount equal to the excess of (a) the aggregate amount of liabilities in respect of related Indexed Debt Securities at the time of determination over, (b) the initial amount of liabilities in respect of such Indexed Debt Securities at the time of their issuance and (B) any amount of any assets associated with liabilities in item (ii) of the definition of Consolidated Indebtedness to the extent of the related liabilities) less all liabilities of Reliant Energy and its Consolidated Subsidiaries. As used in this definition, "liabilities" means all obligations that, in accordance with GAAP consistently applied, would be classified on a balance sheet as liabilities (including, without limitation, (a) Indebtedness;
(b) deferred liabilities; and (c) Indebtedness of Reliant Energy or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of Reliant Energy or such Consolidated Subsidiary, but in any case excluding as at such date of determination any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary), less liabilities of the type identified in items (ii) and (iii) in the definition of "Consolidated Indebtedness."

         "Consolidated Subsidiary" means, with respect to a specified Person at any date, any Subsidiary or any other Person, the accounts of which under GAAP would be consolidated with those of such specified Person in its consolidated financial statements as of such date.

         "Consolidated Working Capital" means, as of any date of determination,
(i) the amount of all assets of Reliant Energy and its Consolidated Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of Reliant Energy as current assets of Reliant Energy at such date minus
(ii) all liabilities of Reliant Energy and its Consolidated Subsidiaries that, in accordance with GAAP, would be classified on a consolidated balance sheet of Reliant Energy as current liabilities at such date; provided, however, that no current liabilities for any Junior Subordinated Debt of a Person shall be included in the calculation of such Person's Consolidated Working Capital when owned by any Hybrid Preferred Securities Subsidiary.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any written agreement, instrument or other written undertaking to which such Person is a party or by which it or any of its property is bound.

         "Controlled" means, with respect to any Person, the ability of another Person (whether directly or indirectly and whether by the ownership of voting securities, contract or otherwise) to appoint and/or remove the majority of the members of the board of directors or other governing body of that Person (and "Control" shall be similarly construed).

         "Default" means any event that, with the lapse of time or giving of notice, or both, or any other condition, would constitute an Event of Default.

         "Default Rate" means with respect to any overdue amount owed hereunder, a rate per annum equal to (a) in the case of overdue principal with respect to any Loan, the sum of the interest rate in effect at such time with respect to such Loan under Section 4.4 plus 2%; provided, that in the case of overdue principal with respect to any Committed LIBOR Rate Loan, after the end of the Interest Period with respect to such Loan, the Default Rate shall equal the rate set forth in clause (b) below and (b) in the case of overdue interest with respect to any Loan, Facility Fees or other amounts payable hereunder, the sum of the ABR in effect at such time plus 2%.

         "Designated Rating" means (a) at any time that the Long Term Debt Rating is assigned by both S&P and Moody's and such ratings are equivalent, such rating shall be the Designated Rating or (b) if clause (a) does not apply, (i) at any time that the Long Term Debt Rating is issued by only one of S&P or Moody's, the rating of such debt issued by such Rating Agency shall be the Designated Rating, and (ii) at any time that such debt is rated by more than one Rating Agency, the lower of the two highest of such ratings; provided, that at least one of such two ratings must be issued by either S&P or Moody's. Any change in the calculation of the Facility Fees or the Applicable Margin with respect to the Borrower that is caused by a change in the Designated Rating for the Borrower will become effective on the date of the change in the Designated Rating for the Borrower. If the rating system of any Rating Agency shall change, or if all Rating Agencies shall cease to be in the business of rating corporate debt obligations, Borrower and the Agent shall negotiate in good faith if necessary to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agencies and, pending the effectiveness of any such amendment, the Designated Rating shall be determined by reference to the rating most recently in effect prior to such change or cessation.

         "Dollars" and the symbol "$" mean the lawful currency of the United States of America.

         "Early Funding ABR Loan" has the meaning specified in Section 2.2(a).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" has the meaning specified in Section 9.1.

         "Excess Cash Flow" means, for any period and without duplication of any item, (a) the sum of (i) consolidated net income of Reliant Energy for the period (excluding net income of Excluded Subsidiaries), (ii) charges for depreciation and amortization and other non-cash charges to consolidated income of Reliant Energy (excluding the amount thereof attributable to Excluded Subsidiaries), (iii) net cash proceeds from financings at Reliant Energy, Resources and Consolidated Subsidiaries of Resources, (iv) the amount of cash dividends received by Reliant Energy from Excluded Subsidiaries during such period, (v) decreases in Consolidated Working

Capital for such period excluding any change in cash and cash equivalents included in Consolidated Working Capital (excluding the amount thereof attributable to Excluded Subsidiaries), and (vi) cash receipts that reduce Reliant Energy consolidated long-term assets or increase Reliant Energy consolidated long-term liabilities (excluding the amount thereof attributable to Excluded Subsidiaries) minus (b) the sum (excluding, in each applicable case, the amount thereof attributable to Excluded Subsidiaries) of (i) non-cash increases to consolidated net income of Reliant Energy, (ii) net reductions in debt of Reliant Energy and Resources and its Consolidated Subsidiaries (to the extent not deducted in computing consolidated income of Reliant Energy and, in the case of revolving facilities, to the extent accompanied by permanent commitment reductions), (iii) Reliant Energy consolidated Capital Expenditures,
(iv) the amount (A) of cash dividends paid on Reliant Energy common stock or on preferred stock (including Mandatory Payment Preferred Stock and Hybrid Preferred Securities) or preference stock (including the Reliant Energy Preference Stock) of Reliant Energy, Resources or any Consolidated Subsidiary of Resources and (B) paid in cash in respect of redemption of preferred stock (including Mandatory Payment Preferred Stock and Hybrid Preferred Securities) or preference stock (other than the Reliant Energy Preference Stock) of Reliant Energy, Resources or any Consolidated Subsidiary of Resources, (v) cash payments by Reliant Energy and its Consolidated Subsidiaries that increase long-term assets or decrease long-term liabilities, (vi) increases in Consolidated Working Capital for such period, excluding any change in cash and cash equivalents included in Consolidated Working Capital, (vii) other expenditures required to be made by Reliant Energy and its subsidiaries and paid in cash during such period that are not deducted in computing consolidated net income of Reliant Energy, and (viii) other expenditures paid in cash during such period that are not deducted in computing consolidated net income of Reliant Energy and that, in the reasonable judgment of the senior management of Reliant Energy, are necessary in order to accommodate, with respect to HL&P or Resources, regulatory requirements and sound utility financial and management practices.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Subsidiaries" means the collective reference to (i) Reliant Energy International and its Subsidiaries, (ii) the Subsidiaries of Reliant Energy listed on Schedule 1.1A hereto, (iii) the Borrower and (iv) any Hybrid Preferred Securities Subsidiary.

         "Facility Fee" has the meaning specified in Section 4.2(a).

         "Federal Funds Effective Rate" means, for any day, a fluctuating rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

         "FinanceCo" means Houston Industries FinanceCo LP, a Delaware limited partnership.

         "FinanceCo III" means Reliant Energy FinanceCo III LP, a Delaware limited partnership.

         "FinanceCo $2.5 Billion Credit Agreement" means the $2,500,000,000 Senior A Credit Agreement, dated as of July 13, 2001 among FinanceCo, as borrower, The Chase Manhattan Bank, as administrative agent and the other financial institutions parties thereto, as amended, modified or supplemented from time to time.

         "FinanceCo Existing Credit Facility" means, collectively, (i) the $1,644,000,000 Credit Agreement, dated as of August 6, 1997 (as amended and as the same may be amended, supplemented or otherwise modified from time to time), among FinanceCo, as borrower, Reliant Energy, the lenders parties thereto, The Chase Manhattan Bank, as administrative agent, and Chase Securities, Inc., as arranger and (ii) the E560,000,000 Credit Agreement, dated as of September 24, 1999 (as amended and as the same may be amended, supplemented or otherwise modified from time to time), among FinanceCo III, as borrower, Reliant Energy, the lenders parties thereto, and Chase Manhattan International Limited, as Administrative Agent.

         "FinanceCo GP" means HI FinanceCo LLC, a Delaware limited liability company, that is the general partner of the Borrower and all of the member interests in which are Wholly-Owned by Reliant Energy.

         "Fitch" means Fitch, Inc., and any successor rating agency.

         "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

         "Genco Transaction" means, collectively, the following related transactions:

                  (i) all of Regco's or its wholly owned subsidiary's interest in the partners of Texas Genco is contributed to Texas Genco, Inc.; and

                  (ii) up to 20% of the common stock of Texas Genco, Inc. is (1) issued and sold in an initial public offering of such stock or (2) distributed by Regco to its shareholders, or as a result of some combination thereof or pursuant to some other issuance up to 20% of the common stock of Texas Genco, Inc. is listed for trading on a national stock exchange or automated quotation system.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee" means, as to any Person (the "guaranteeing Person"), any obligation of (a) the guaranteeing Person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing Person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any principal of any Indebtedness for Borrowed Money (the "primary obligation") of any other third Person in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or (iii) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement, or any similar arrangement designed to provide protection against fluctuations in market value or market rates.

         "Highest Lawful Rate" means, with respect to each Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to any Loan hereunder or on other amounts, if any, due to such Bank pursuant to this Agreement or any other Loan Document under applicable law. "Applicable law" as used in this definition means, with respect to each Bank, that law in effect from time to time that permits the charging and collection by such Bank of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including, without limitation, the laws of each State that may be held to be applicable, and of the United States of America, if applicable.

         "HL&P" means Houston Lighting & Power Company, a division of Reliant Energy.

         "HL&P Mortgage" means the Mortgage and Deed of Trust dated as of November 1, 1944 by HL&P to South Texas Commercial National Bank of Houston, as Trustee (Texas Commerce Bank National Association, successor Trustee), as amended and supplemented from time to time.

         "Hybrid Preferred Securities" means preferred stock issued by any Hybrid Preferred Securities Subsidiary.

         "Hybrid Preferred Securities Subsidiary" means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more Wholly-Owned Subsidiaries) at all times by Reliant Energy, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of the Junior Subordinated Debt and payments made from time to time on the Junior Subordinated Debt.

         "Indebtedness" of any Person means the sum of (a) all items (other than capital stock, capital surplus and retained earnings) that, in accordance with GAAP consistently applied, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date on which the Indebtedness is to be determined and (b) without duplication, the amount of all Guarantees by such Person; provided, however, that Indebtedness of a Person shall not include (i) any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary, (ii) any Guarantee by Reliant Energy or Resources of payments with respect to any Hybrid Preferred Securities or (iii) any Securitization Securities.

         "Indexed Asset" means, with respect to any Indexed Debt Security, (i) any security or commodity that is deliverable upon maturity of such Indexed Debt Security to satisfy the obligations under such Indexed Debt Security at maturity or (ii) any security, commodity or index relating to one or more securities or commodities used to determine or measure the obligations under such Indexed Debt Security at maturity thereof.

         "Indexed Debt Securities" means (i) the ZENS and (ii) any other security issued by Reliant Energy or any Consolidated Subsidiary of Reliant Energy that (a) in accordance with GAAP, is shown on the consolidated balance sheet of Reliant Energy and its Consolidated Subsidiaries as Indebtedness or a liability and (b) the obligations at maturity of which may under certain circumstances be satisfied completely by the delivery of, or the amount of such obligations are determined by reference to, (1) an equity security owned by Reliant Energy or any of its Consolidated Subsidiaries and which is issued by an issuer other than Reliant Energy or such Consolidated Subsidiary or (2) an underlying commodity or security owned by Reliant Energy or any of its Consolidated Subsidiaries.

         "Insolvency" means, as used in Section 7.12, 8.1(a)(v), 8.2(a)(iv) and 9.1(k), with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA (and "Insolvent" shall be construed accordingly for such purposes).

         "Intercompany Indebtedness" means (i) any Indebtedness constituting Money Fund Advances or Money Fund Obligations, (ii) any Indebtedness for Borrowed Money owed by the Borrower to Reliant Energy or to any Subsidiary of Reliant Energy the proceeds of which are applied upon the receipt thereof to repayment of Loans or commercial paper supported by this Agreement or any Permitted Facility and (iii) any Indebtedness constituting an advance by Reliant Energy to the Borrower pursuant to the Support Agreement or any other support agreement supporting the Borrower's obligations under any Permitted Facility.

         "Interest Period" means, for each Committed LIBOR Rate Loan comprising part of the same Committed Borrowing, the period commencing on the date of such Committed LIBOR Rate Loan or the date of the conversion of any Committed Loan into such Committed LIBOR Rate Loan, as the case may be, and ending on the last day of the period selected by the Borrower pursuant to Section 2.2 or 4.7, as the case may be, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to Section 4.7. The duration of each such Interest Period shall be one, two, three, six or, with the consent of all the Banks, nine months, as the Borrower may select by notice pursuant to
Section 2.2(a) or 4.7 hereof; provided, however, that:

                  (i) any Interest Period in respect of a Loan that would otherwise extend beyond the Termination Date shall end on the Termination Date;

                  (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "Investment" of any Person means (a) any direct or indirect loan, advance or extension of credit made by it to any other Person, whether by means of purchase of debt or equity securities, loan, advance, Guarantee or otherwise;
(b) any capital contribution to any other Person; and (c) any ownership or similar interest in any other Person.

         "Junior Subordinated Debt" means subordinated debt of Reliant Energy or any Subsidiary of Reliant Energy other than the Borrower (i) that is issued at par to a Hybrid Preferred Securities Subsidiary in connection with the issuance of Hybrid Preferred Securities, (ii) the payment of the principal of which and interest on which is subordinated (with certain exceptions) to the prior payment in full in cash or its equivalent of all senior indebtedness of the obligor thereunder and (iii) that has an original tenor no earlier than 30 years from the issuance thereof.

         "LIBOR Rate" means with respect to any Committed LIBOR Rate Loan, for each day during each Interest Period pertaining thereto, the rate per annum equal to the average (rounded upward to the nearest 1/64th of 1%) of the respective rates notified to the Agent by each Reference Bank as the rate at which such Reference Bank is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Rate Loans are then being conducted for delivery on the first day of such Interest Period for the number of days therein and in an amount comparable to the principal amount of its Committed LIBOR Rate Loan to be outstanding during such Interest Period.

         "LIBOR Rate Loan" means a Loan that bears interest at the LIBOR Rate as provided in Section 4.4(b).

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance or lien of any kind whatsoever (including any Capital Lease).

         "Loans" means the loans made by the Banks to the Borrower pursuant to this Agreement.

         "Loan Documents" means this Agreement, the Support Agreement, the Security Documents, any Notes and any document or instrument executed and delivered by any Loan Party in connection with the foregoing.

         "Loan Party" means the Borrower, each of its Subsidiaries, FinanceCo GP, Reliant Energy and each of its Subsidiaries whose Capital Stock is pledged pursuant to any of the Security Documents and, thereafter, such parties and any other Person (other than the Agent and the Banks) from time to time party to any Loan Document.

         "Long Term Debt Rating" means the rating assigned by a Rating Agency to the senior long-term debt of Reliant Energy FinanceCo II LP (it being understood that a change in outlook status (e.g., watch status, negative outlook status) is not a change in rating as contemplated hereby).

         "Majority Banks" means, at any time, Banks having at least 51% of the aggregate Commitments or, if the Commitments have been terminated, 51% of the aggregate Commitments in effect immediately prior to such termination.

         "Mandatory Payment Preferred Stock" means any preference or preferred stock of Reliant Energy or of any Consolidated Subsidiary (in each case other than any issued to Reliant Energy or its subsidiaries and other than Hybrid Preferred Securities or Junior Subordinated Debt) that is subject to mandatory redemption, sinking fund or retirement provisions (regardless of whether any portion thereof is due and payable within one year).

         "Margin Stock" has the meaning assigned to such term (or, in the case of Regulation T, the term "margin security") in Regulation T, U or X, as the case may be.

         "Material Adverse Effect" means any material adverse effect on the ability of the Borrower or Reliant Energy, as the case may be, to perform on a timely basis its obligations under this Agreement or any other Loan Document to which it is a party.

         "Money Fund" means the Person, accounts or series of accounts in or through which the cash management practices and operations of Reliant Energy and its Affiliates are consolidated from time to time for purposes of conducting certain investing and/or borrowing activities for Reliant Energy and various of such Subsidiaries, consisting primarily of a combination of (i) intercompany advances and related intercompany obligations to repay such advances, (ii) short-term investments and (iii) borrowings from third parties; initially such Money Fund will be operated by FinanceCo GP and funded with borrowings under this Agreement or commercial paper supported by this Agreement.

         "Money Fund Advances" means, for any Person, loans or advances to, or investments in, the Money Fund by such Person.

         "Money Fund Obligations" means, for any Person, the obligations of such person with respect to loans or advances to, or investments in, such Person by the Money Fund (other than repayments by the Money Fund of Money Fund Advances by such Person).

         "Moody's" means Moody's Investors Service, Inc., and any successor rating agency.

         "Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Proceeds" means, with respect to any transaction described in
Section 4.3(b), the aggregate amount of cash received by or paid to for the account of Borrower or any of its Subsidiaries after deducting therefrom (without duplication) (a) reasonable costs, fees and expenses and commissions and underwriters' discount, if any, incurred in connection with such transaction and (b) the amount of taxes payable in connection with or as a result of such transaction. Net Proceeds shall be subject to adjustment as agreed by the Agent.

         "Note" has the meaning specified in Section 11.6(i).

         "Notice of Borrowing" has the meaning specified in Section 2.2(a).

         "Notice of Interest Conversion/Continuation" has the meaning specified in Section 4.7.

         "Other Taxes" has the meaning specified in Section 5.3(b).

         "Participant" has the meaning specified in Section 11.6(b).

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

         "Permitted Facility" means any credit facility existing or entered into by the Borrower in compliance with Section 8.3(b), which provides for ranking, collateral and credit support on substantially identical terms as that contemplated by this Agreement, as amended from time to time, including, without limitation, the pledge of preference stock issued in respect thereof and the provision of support agreements substantially in the form of the Reliant Energy Preference Stock and the Support Agreement, respectively. "Permitted Facility" shall be deemed to include, without limitation, the FinanceCo $2.5 Billion Credit Agreement, upon the effectiveness thereof.

         "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's, which at the date hereof are A-1 and P-1, respectively;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof, or any Bank, in each case which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) or (b) above and entered into with a financial institution that either satisfies the criteria described in clause (c) above or is an investment or merchant banking institution with a rating applicable to it or its direct or indirect corporate parent equivalent to the highest rating obtainable from S&P or from Moody's.

         "Permitted Liens" means with respect to any Person:

                  (a) Liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty, or the validity or amount of which is contested in good faith by appropriate proceedings; provided, however, that adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; and provided, further, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

            (b) landlord Liens for rent not yet due and payable and Liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen and other similar nonconsensual Liens imposed by operation of law, for current wages or accounts payable or other sums not yet delinquent, in each case arising in the ordinary course of business; provided, however, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

            (c) Liens (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code, ERISA or any environmental law, order, rule or regulation) incurred or deposits made, in each case, in the ordinary course of business, (i) in connection with workers' compensation, unemployment insurance and other types of social security or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance or payment bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

            (d) Liens arising out of or in connection with any litigation or other legal proceeding that is being contested in good faith by appropriate proceedings; provided, however, that adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; and provided, further, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed; and

            (e) precautionary filings under the applicable Uniform Commercial Code made by a lessor with respect to personal property leased to such Person or any Subsidiary of such Person.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government (or any political subdivision or agency thereof) or any other entity of whatever nature.

         "Plan" means, at a particular time and with respect to the Borrower, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge and Collateral Agency Agreement" means the Pledge and Collateral Agency Agreement to be executed and delivered by Reliant Energy and the Collateral Agent thereunder, substantially in the form of Exhibit E.

         "Project Finance Entity" means any entity established or used primarily to acquire and/or hold assets (the "Project Finance Assets") so long as Reliant Energy or a Subsidiary of Reliant

Energy (i) owns at least a portion of the outstanding shares of Capital Stock or other ownership interests having ordinary voting power to elect directors or other ownership interests having ordinary voting power to elect directors or other managers of such entity and (ii) has or will have a role in managing such Project Finance Assets.

         "Projected Available Cash" means, for any quarter, the cash resources projected to be available to the Borrower for such quarter to meet its monetary obligations during such quarter, which available cash may include projected Excess Cash Flow of Reliant Energy (after payment of its obligations other than to the Borrower during such quarter and after payment of dividends on Reliant Energy common stock, computed as the Available Dividend Amount then in effect) and availability under this Agreement and any Permitted Facility and availability of proceeds from commercial paper issued by the Borrower.

         "Projected Borrower Debt Service" means, for any quarter, the product of (i) projected interest service obligations of the Borrower for such quarter multiplied by (ii) 1.1; provided that for the fiscal quarter ending September 30, 2001, Projected Borrower Debt Service shall be deemed to be the amount thereof set forth in the certificate delivered pursuant to Section 6.1(f).

         "Property" means any interest or right in any kind of property or asset, whether real, personal or mixed, owned or leased, tangible or intangible and whether now held or hereafter acquired.

         "Pro Rata Percentage" means, with respect to any Bank, a fraction (expressed as a percentage) the numerator of which is the amount of such Bank's Commitment and the denominator of which is the aggregate amount of the Commitments of all of the Banks.

         "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

         "Purchasing Banks" has the meaning specified in Section 11.6(c).

         "Rating Agencies" means S&P, Moody's and Fitch.

         "Reference Banks" means The Chase Manhattan Bank, Bank of America, N.A. and Citibank, N.A., together with any successors thereto.

         "Regco" means the newly created utility holding company owning, through its Subsidiaries, certain of the currently regulated utility businesses currently owned by Reliant Energy, together with its successors and assigns permitted by the definition of Restructuring.

         "Regco $1.8 Billion Credit Agreement" means the $1,800,000,000 Revolving Credit Agreement as such agreement becomes effective pursuant to
Section 2.1(c), as amended, supplemented or otherwise modified from time to time.

         "Register" has the meaning specified in Section 11.6(e) hereof.

         "Regulation T," "Regulation U" and "Regulation X" means Regulation T, U and X, respectively, of the Board or any other regulation hereafter promulgated by the Board to replace the prior Regulation T, U or X, as the case may be, and having substantially the same function.

         "Reliant Energy" means Reliant Energy, Incorporated, a Texas corporation formerly known as "Houston Industries Incorporated."

         "Reliant Energy FinanceCo II LP" means Reliant Energy FinanceCo II LP, a Delaware limited partnership.

         "Reliant Energy International" means Reliant Energy International, Inc., a Delaware corporation formerly known as "Houston Industries Energy, Inc."

         "Reliant Energy Investment" has the meaning specified in Section
8.4(g).

         "Reliant Energy Pledge and Collateral Agency Agreement" means the Amended and Restated Reliant Energy Pledge and Collateral Agency Agreement, dated as of May 3, 2000, and substantially in the form of Exhibit C (as amended, supplemented or otherwise modified from time to time.

         "Reliant Energy Preference Stock" means, for purposes of this Agreement, the preference stock of Reliant Energy to be issued by Reliant Energy to the Borrower on the Closing Date and having the terms set forth in Exhibit D.

         "Reliant Energy Services" means Reliant Energy Services, Inc., a Delaware corporation.

         "Reorganization" means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Replaced Bank" has the meaning specified in Section 5.6(b) hereof.

         "Replacement Bank" has the meaning specified in Section 5.6(b) hereof.

         "Replacement Date" means the date on which Regco assumes the outstanding obligations under this Agreement pursuant to the Regco $1.8 Billion Credit Agreement as set forth in Section 2.1(c).

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
Section 4043.

         "Requirement of Law" means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation of any Governmental Authority.

         "Resources" means Reliant Energy Resources Corp., a Delaware corporation formerly known as "NorAm Energy Corp."

         "Responsible Officer" means, with respect to any Person, its chief financial officer, chief accounting officer, assistant treasurer, treasurer or comptroller of such Person or any other officer of such Person whose primary duties are similar to the duties of any of the previously listed officers of such Person; with respect to the Borrower, such Responsible Officer may be an officer in a similar capacity with FinanceCo. GP having one of the foregoing titles or duties in respect of the Borrower.

         "Restricted Payment" means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of such Person or its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of such Capital Stock or of any option, warrant or other right to acquire any such shares of Capital Stock.

         "Restructuring" has the meaning set forth in Schedule 2 attached hereto.

         "S&P" means Standard & Poor's Ratings Group, and any successor rating agency.

         "SEC" means the Securities and Exchange Commission and any successor thereto.

         "Secured Indebtedness" means, with respect to any Person, all Indebtedness secured (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured) by any Lien on any Property (including, without limitation, accounts and contract rights) owned by such Person or any of its Subsidiaries, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Securitization Securities" means transition bonds to be issued pursuant to the Texas Electric Choice Plan if (and only if ) no recourse may be had to Reliant Energy or any of its Subsidiaries (or to their respective assets) for the payment of such obligations, other than the issuer of the bonds and its assets, provided that, payment of such transition charges by any retail electric provider ("REP") in accordance with such legislation, whether or not such REP has collected such charges from the retail electric customers, shall not be deemed "recourse" hereunder, including any REP that is a division or an Affiliate of Reliant Energy or any Affiliate of Reliant Energy.

         "Security Documents" means the Pledge and Guarantee Agreement and the Reliant Energy Pledge and Collateral Agency Agreement.

         "Securitization Subsidiary" means the special purpose subsidiary created to issue Securitization Securities.

         "Significant Subsidiary" means (i) for the purposes of determining what constitutes an "Event of Default" under Sections 9.1(g), (h), (i), (j) or (k), a Subsidiary of Reliant Energy (other than a Project Finance Entity) whose total assets, as determined in accordance with GAAP, represent at least 10% of the total assets of Reliant Energy, on a consolidated basis, as determined in accordance with GAAP and (ii) for all other purposes the "Significant Subsidiaries" shall be those Subsidiaries whose total assets, as determined in accordance with GAAP, represent at least 10% of the total assets of Reliant Energy, on a consolidated basis, as determined in accordance with GAAP for Reliant Energy's most recently completed fiscal year and identified in the certificate most recently delivered pursuant to Section 8.2(a)(iv)(C); provided, however, that (i) notwithstanding the foregoing, Borrower shall be deemed to be a Significant Subsidiary of Reliant Energy and (iii) none of any Securitization Subsidiary, Unregco or Unregco's Subsidiaries shall be deemed to be a Significant Subsidiary or subject to the restrictions, covenants or events of default under this Agreement.

         "Single Employer Plan" means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

         "Solvent" means, as used in Section 7.17, with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital. The term "Solvency" shall be construed accordingly for such purpose.

         "Spin-off" shall have the meaning set forth in Schedule 2 attached hereto

         "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which more than 50% of the outstanding shares of Capital Stock or other ownership interests having ordinary voting power (other than Capital Stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, through one or more Subsidiaries of such Person, by such Person; provided, however, that no Securitization Subsidiary shall be deemed to be a Subsidiary for purposes of this Agreement.

         "Supermajority Banks" means, at any time, Banks having at least 65% of the aggregate Commitments or, if the Commitments have been terminated, 65% of the aggregate Commitments in effect immediately prior to such termination.

         "Support Agreement" means the Support Agreement to be executed and delivered by Reliant Energy, substantially in the form of Exhibit G, as amended, supplemented or otherwise modified from time to time.

         "Taxes" has the meaning specified in Section 5.3(a).

         "Termination Date" means initially July 12, 2002, or any earlier date on which (a) the Commitments have been terminated in accordance with this Agreement or (b) all unpaid principal amounts of Loans hereunder have been declared due and payable in accordance with this Agreement.

         "Texas Genco, Inc." shall have the meaning set forth in Schedule 2 attached hereto.

         "Tranche" means the collective reference to Committed LIBOR Rate Loans, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "Transferee" has the meaning specified in Section 11.6(g).

         "Transfer Effective Date" has the meaning specified in Section 11.6(c).

         "Triggering Event" has the meaning specified in Section 5.7(b).

         "TWX Stock" means shares of common stock of AOL Time Warner Inc.

         "Type" refers to the determination of whether a Loan is an ABR Loan or a Committed LIBOR Rate Loan (or a Committed Borrowing comprised of such Loans).

         "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

         "Unregco" means Reliant Resources, Inc., a Delaware corporation and Subsidiary of Reliant Energy which is the parent company of a significant portion of Reliant Energy's unregulated businesses.

         "Unregco IPO Transaction" means collectively, the related transactions whereby:

                  (i) all of the capital stock of Reliant Energy Retail, Inc. (or alternatively, all of the assets, including contracts, of Reliant Energy Retail, Inc. related to the retail sale of electricity were conveyed by Reliant Energy Retail, Inc. to a Wholly-Owned Subsidiary of Unregco) and certain other Subsidiaries of Resources was contributed by Resources to Reliant Energy Services;

                  (ii) Unregco Merger Sub was merged into Reliant Energy Services with Reliant Energy Services as the surviving corporation of the merger, and the surviving corporation of the merger became a Wholly-Owned Subsidiary of Unregco;

                  (iii) all of the assets of Reliant Energy's regulated and unregulated retail electric operations, including retail customer care operations, were contributed by Reliant Energy to Unregco or a Wholly-Owned Subsidiary of Unregco;

                  (iv) all of the capital stock of Reliant Energy's non-Resources unregulated businesses, including (A) Reliant Energy Power Generation, Inc., a Delaware corporation, (B) Reliant Energy Net Ventures, Inc., a Delaware corporation, (C) Reliant Energy Communications, Inc., a Delaware corporation and (D) certain other Subsidiaries of Reliant Energy, was contributed by Reliant Energy to Unregco; and

                  (v) up to 20% of the common stock of Unregco was issued and sold in an initial public offering of such stock,

         and any changes to such steps of the Unregco IPO Transaction as described in the Texas Public Utility Commission's Final Order in Docket 21956 (any changes to such steps of the Unregco IPO Transaction to the extent reflected in such transaction as actually consummated).

         "Unregco Merger Sub" means a Subsidiary of Unregco which merged with and into Reliant Energy Services.

         "Usage Fee" has the meaning specified in Section 4.2(b).

         "Wholly-Owned" means, with respect to any Subsidiary of any Person, all the outstanding Capital Stock (other than directors' qualifying shares required by law) or other ownership interest of such Subsidiary are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person, or both.

         "ZENS" means the 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 issued by Reliant Energy in an initial aggregate face amount of $999,999,943.25 and the obligations at maturity of which may be determined by reference of shares of TWX Stock.

                  SECTION 1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                  SECTION 1.3. Accounting Terms. Unless otherwise specified in this Agreement, all accounting terms used herein shall be construed in accordance with GAAP as in effect from time to time.

                                   ARTICLE II

                            AMOUNTS AND TERMS OF THE
                                 COMMITTED LOANS


                  SECTION 2.1. The Committed Loans. (a) Each Bank severally agrees, on the terms and subject to the conditions hereinafter set forth, to make revolving credit Loans (the "Committed Loans") to the Borrower from time to time on any Business Day during the period from the Closing Date until the earlier of (i) the Termination Date or (ii) the Replacement Date, in an aggregate principal amount outstanding, which does not exceed at any time such Bank's Commitment; provided that no Committed Loan shall be made as a Committed LIBOR Rate Loan after the day that is one month prior to the Termination Date; and provided, further, that in no event shall the aggregate amount of Committed Loans outstanding at any time exceed the aggregate amount of the Commitments at such time.

                  (b) Each Committed Borrowing by the Borrower shall be in an aggregate principal amount not less than $10,000,000 (in the case of Committed LIBOR Rate Loans) or $5,000,000 (in the case of ABR Loans), or an integral multiple of $1,000,000 in excess thereof and shall consist of Loans of the same Type made on the same day by the Banks ratably according to their respective Pro Rata Percentages. Within the limits of the applicable Commitments, the Borrower may borrow, prepay pursuant to Section 5.5 and reborrow under this Section 2.1. The principal amount outstanding on the Committed Loans shall (i) upon the Replacement Date, continue as a loan under the Regco $1.8 Billion Credit Agreement or (ii) upon the Termination Date, mature and, together with accrued and unpaid interest thereon, be due and payable on such date.

                  (c) So long as no Event of Default exists, upon the satisfaction or waiver of the conditions set forth in Section 6.01 of the Regco $1.8 Billion Credit Agreement, automatically and without any further consent or action required by any Bank, (i) Regco shall assume all obligations in respect of the Loans hereunder and all other monetary obligations in respect hereof,
(ii) each Loan hereunder shall be continued as a Loan thereunder, (iii) each Bank hereunder shall be a Bank thereunder and (v) this Agreement shall be superseded and replaced by, and deemed amended and restated in the form of, the Regco $1.8 Billion Credit Agreement attached hereto as Exhibit L (with such changes thereto deemed incorporated as necessary to reflect the identity of Regco and to make such other technical changes necessary to effectuate the intent of this clause (c)), and the commitments hereunder shall terminate.

                  SECTION 2.2. Making the Loans. (a) Each Committed Borrowing under Section 2.1 shall be made on the Borrower's oral or written notice given by the Borrower to the Agent:

                  (i) not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Committed Borrowing in the case of a Committed LIBOR Rate Loan;

                  (ii) not later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the date of the proposed Committed Borrowing in the case of an Early Funding ABR Loan; and

                  (iii) not later than 11:00 A.M. (New York City time) on the same Business Day of the proposed Committed Borrowing in the case of any other ABR Loan.

With respect to any oral notice of borrowing given by the Borrower, the Borrower shall promptly thereafter confirm such notice in writing. Each written notice of borrowing and each confirmation of an oral notice of borrowing shall be in substantially the form of Exhibit A hereto ("Notice of Borrowing"). Each Notice of Borrowing shall be signed by the Borrower and shall specify therein the requested (i) date of such Committed Borrowing, (ii) Type of Loans comprising such Committed Borrowing, (iii) aggregate amount of such Committed Borrowing and
(iv) with respect to any Committed LIBOR Rate Loan, the Interest Period for each such Loan. Upon receipt of any such notice, the Agent shall promptly notify each Bank thereof. Each Bank shall, before 1:00 P.M. (New York City time) on the date of such Committed Borrowing, make available to the Agent at its address referred to in Section 11.2, in immediately available funds, such Bank's applicable Pro Rata Percentage of such Committed Borrowing; provided, however, that, in the event of a requested ABR Loan with respect to which the Borrower has delivered its notice of borrowing on the Business Day immediately preceding the requested Borrowing Date (an "Early Funding ABR Loan"), each Bank shall make its applicable Pro Rata Percentage of such Committed Borrowing before 10:00 A.M. (New York City time) on the requested Borrowing Date. The Agent shall, no later than 2:00 P.M. (New York City time) on such date (or no later than 11:00 A.M. (New York City time), in the case of an Early Funding ABR Loan), make available to the Borrower the proceeds of the Committed Loans received by the Agent hereunder by crediting such account of the Borrower which the Agent and the Borrower shall from time to time designate. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

                  (b) Unless the Agent shall have received notice from a Bank at least two hours prior to the applicable time described in clause (a) above by which such Bank is required to deliver its funds to the Agent with respect to any Committed Borrowing that such Bank will not make available to the Agent such Bank's applicable Pro Rata Percentage of such Committed Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Committed Borrowing in accordance with Section 2.2(a) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Agent on a date after such date of Committed Borrowing, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Bank's applicable Pro Rata Percentage of such Committed Borrowing, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such date of Committed Borrowing to the date on which such Bank's applicable Pro Rata Percentage of such Committed Borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this Section 2.2(b) shall be conclusive in the absence of manifest error. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Committed Borrowing for purposes of this Agreement. If such Bank's applicable Pro Rata Percentage of such Committed Borrowing is not in fact made available to the Agent by such Bank within one Business Day of such date of Committed Borrowing, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum, equal to (i) the ABR (in the case of ABR Loans) or (ii) the Federal Funds Effective Rate (in the case of Committed LIBOR Rate Loans), on demand, from the Borrower.

                  (c) The failure of any Bank to make the Loan to be made by it as part of any Committed Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such Committed Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Committed Borrowing.

                  SECTION 2.3. Minimum Tranches. All Borrowings, prepayments, conversions and continuations of Committed Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche of Committed LIBOR Rate Loans shall be equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  SECTION 2.4. [Intentionally Omitted]

                                  ARTICLE III

                             [INTENTIONALLY OMITTED]


                                   ARTICLE IV

                        PROVISIONS RELATING TO ALL LOANS


                  SECTION 4.1. Evidence of Loans. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.

                  (b) The Agent shall maintain the Register pursuant to Section 11.6(e) and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Committed Loan made by each Bank through the Agent hereunder, the type thereof, and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Borrower and each Bank's share thereof.

                  (c) The entries made in the Register and the accounts of each Bank maintained pursuant to Section 4.1(a) shall, to the extent permitted by law, be prima facie evidence of the existence and amount of the obligations of the Borrower therein recorded; provided, however, that the failure of any Banks or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans actually made to such Borrower by such Bank in accordance with the terms of this Agreement.

                  SECTION 4.2. Fees. (a) The Borrower agrees to pay to the Agent for the account of each Bank a facility fee (the "Facility Fee") on the aggregate average daily amount of such Bank's Commitment (whether or not utilized), from the Closing Date until the earlier of (i) Termination Date or
(ii) the Replacement Date, payable quarterly in arrears beginning on September 30, 2001 and continuing thereafter on the last day of each March, June, September and December during the term of this Agreement, and on the earlier of
(i) Termination Date or (ii) the Replacement Date, at the applicable rate per annum as specified below opposite the Designated Rating in effect from time to time during the period for which payment is due:

Designated Rating                                     Facility Fee Rate

A-/A3 or higher                                             0.090%

BBB+/Baa1                                                   0.100%

BBB/Baa2                                                    0.125%

BBB-/Baa3                                                   0.175%

BB+/Ba1 or lower or Unrated                                 0.250%

                  (b) On any day that the Aggregate Outstanding Extensions of Credit of all Banks exceeds 33 1/3% of the aggregate Commitments, Borrower agrees to pay to the Agent for the account of each Bank a usage fee (the "Usage Fee") of 0.125% per annum on the Aggregate Outstanding Extensions of Credit owed to such Bank on such day. Any accrued Usage Fee shall be due on the last Business Day of the calendar quarter during which such Usage Fee accrued, commencing on the first such date to occur after the Closing Date, and on the earlier of (i) the Termination Date or (ii) the Replacement Date.

                  (c) The Facility Fees and Usage Fees payable under Sections 4.2(a) and 4.2(b) shall be calculated by the Agent on the basis of a 365- or 366-day year, as the case may be, for the actual days (including the first day but excluding the last day) occurring in the period for which such fee is payable.

                  (d) In each row in the table set forth in clause (a) above, the first indicated rating corresponds to that assigned by S&P and the second indicated rating corresponds to that assigned by Moody's; the determination of which row of such table is applicable at any time is set forth in the definition of "Designated Rating".

                  (e) The Borrower shall pay to the Agent, for its own account, the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Agent.

                  SECTION 4.3. Optional and Mandatory Termination or Reduction of the Commitments. (a) Optional. The Borrower shall have the right, upon at least one (1) (or in the case of LIBOR Rate Loans, three (3)) Business Day's irrevocable written notice to the Agent (which shall give prompt notice to each Bank), to terminate in whole or permanently reduce ratably in part the unused portions of the Commitments, provided that (i) each partial reduction shall be in the aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments made under
Section 5.5 hereof by the Borrower on the effective date thereof, the aggregate principal amount of Loans would exceed the Commitments then in effect.

                  (b) Mandatory. Should the Borrower receive Net Proceeds in connection with the issuance of any debt traded on the capital markets with a maturity greater than 364 days, or financing of a similar nature, after the Closing Date, the aggregate Commitments shall automatically be reduced by an amount equal to such Net Proceeds received by Borrower. Each reduction of Commitments pursuant to this Section 4.3 shall be applied pro rata to the Commitments of each Bank. If at any time, including after giving effect to any reduction of Commitments pursuant to this Section 4.3, the Aggregate Outstanding Extensions of Credit for all Banks exceeds the aggregate Commitments, the Borrower shall be obligated to prepay the Loans in the amount of such excess.

                  SECTION 4.4. Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan made by each Bank from the date of such Loan until such principal amount shall be paid in full, at the times and at the rates per annum set forth below:

                  (a) ABR Loans. Each ABR Loan shall bear interest at a rate per annum equal at all times to the lesser of (i) the ABR and (ii) the Highest Lawful Rate, payable quarterly in arrears on the last day of each March, June, September and December, commencing on September 30, 2001, and on the Termination Date.

                  (b) LIBOR Rate Loans. Each LIBOR Rate Loan shall bear interest at a rate per annum equal at all times to:

                  (i) the lesser of (A) the sum of the LIBOR Rate for the applicable Interest Period for such Loan plus the Applicable Margin and
         (B) the Highest Lawful Rate, payable on the last day of such Interest Period and, with respect to Interest Periods of six or nine months, on the ninetieth (90th) day after the commencement of the Interest Period and on each succeeding ninetieth (90th) day during such Interest Period, and on the Termination Date.

                  (c) [Intentionally Omitted]

                  (d) Interest that is determined by reference to the Prime Rate shall be calculated by the Agent on the basis of a 365- or 366-day year, as the case may be, for the actual days (including the first day but excluding the last day) occurring in the period in which such interest is payable and otherwise shall be calculated by the Agent on the basis of a 360-day year for the actual days (including the first day and excluding the last day) occurring in the period for which such interest is payable.

                  (e) Notwithstanding the foregoing, if all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon, or (iii) any Facility Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest, payable from time to time on demand, at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the Default Rate, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (f) Each determination of an interest rate by the Agent pursuant to any provisions of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing in reasonable detail the quotations used by the Agent in determining the LIBOR Rate.

                  (g) If any Reference Bank shall for any reason no longer have Commitments or any Loans, such Reference Bank shall thereupon cease to be a Reference Bank, and the Agent (after consultation with the Borrower and the Banks) shall, by notice to the Borrower and the Banks, designate another Bank as a Reference Bank.

                  (h) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Agent upon its request, the rate of interest shall, subject to the provisions of
Section 4.6(b), be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

                  SECTION 4.5. Reserve Requirements. (a) The Borrower agrees to pay to each Bank that requests compensation under this Section 4.5 in accordance with the provisions set forth in Section 5.7(b), so long as such Bank shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, so long as such Bank shall be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank that includes any LIBOR Rate Loans), an additional amount (determined by such Bank and notified to the Borrower pursuant to the provisions set forth in Section 5.7(b)) representing such Bank's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such method of allocation to such Loans of the Borrower as such Bank shall determine in accordance with Section 5.7(a)) of the actual costs, if any, incurred by such Bank during the relevant Interest Period as a result of the applicability of the foregoing reserves to such Committed LIBOR Rate Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

                  (i) the principal amount of the relevant Committed LIBOR Rate Loans made by such Bank outstanding on such day; and

                  (ii) the difference between (A) a fraction, the numerator of which is the LIBOR Rate (expressed as a decimal) applicable to such Committed LIBOR Rate Loan (expressed as a decimal), and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date minus (B) such numerator; and

                  (iii) a fraction, the numerator of which is one and the denominator of which is 360.

                  (b) The agreements in this Section 4.5 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 4.5 for any period prior to the date that is 180 days prior to the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower.

                  SECTION 4.6. Interest Rate Determination and Protection. (a) The rate of interest for each Committed LIBOR Rate Loan shall be determined by the Agent two (2) Business Days before the first day of each Interest Period applicable to such Loan. The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Agent for purposes of Sections 4.4(a) and (b) hereof.

                  (b) If, with respect to any Committed LIBOR Rate Loans, prior to the first day of an Interest Period (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period or (ii) the Agent shall have received notice from the Majority Banks that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as determined in good faith and certified by such Banks) of making or maintaining their affected Committed LIBOR Rate Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Banks as soon as practicable thereafter. If such notice is given, (A) any Committed LIBOR Rate Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (B) any Committed Loans that were to have been converted on the first day of such Interest Period to Committed LIBOR Rate Loans shall be continued as ABR Loans and (C) any outstanding Committed LIBOR Rate Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Agent, no further Committed LIBOR Rate Loans shall be made or continued as such, nor shall the Borrower have the right to convert Committed Loans to Committed LIBOR Rate Loans.

                  SECTION 4.7. Voluntary Interest Conversion or Continuation of Committed Loans. (a) The Borrower may on any Business Day, upon the Borrower's irrevocable oral or written notice of interest conversion/continuation given by the Borrower to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed interest conversion or continuation in the case of a Committed LIBOR Rate Loan, (i) convert Committed Loans of one Type into Committed Loans of another Type; (ii) convert Committed LIBOR Rate Loans for a specified Interest Period into Committed LIBOR Rate Loans for a different Interest Period; or (iii) continue Committed LIBOR Rate Loans for a specified Interest Period as Committed LIBOR Rate Loans for the same Interest Period; provided, however, that (A) no Committed Loan may be converted into or continued as a Committed LIBOR Rate Loan by the Borrower so long as an Event of Default has occurred and is continuing and the Agent has (or the Majority Banks have) determined that such a conversion or continuation is not appropriate; (B) no Committed Loan may be converted into or continued as a Committed LIBOR Rate Loan after the date that is one month prior to the Termination Date and (C) no Committed Loan may be converted into or continued as a Committed LIBOR Rate Loan if, after giving effect thereto, Section 2.3 would be contravened. With respect to any oral notice of interest conversion/continuation given by the Borrower under this Section 4.7(a), the Borrower shall promptly thereafter confirm such notice in writing. Each written notice of interest conversion/continuation given by the Borrower under this
Section 4.7(a) and each confirmation of an oral notice of interest conversion/continuation given by the Borrower under this Section 4.7(a) shall be in substantially the form of Exhibit H hereto ("Notice of Interest

Conversion/Continuation"). Each such Notice of Interest Conversion/Continuation shall specify therein (x) the requested date of such interest conversion or continuation; (y) the Committed Loans to be converted or continued; and (z) if such interest conversion or continuation is into Committed LIBOR Rate Loans, the duration of the Interest Period for each such Committed LIBOR Rate Loan. Upon receipt of any such Notice of Interest Conversion/Continuation, the Agent shall promptly notify each Bank thereof. Each Notice of Interest Conversion/ Continuation shall be irrevocable and binding on the Borrower.

                  (b) If the Borrower shall fail to deliver to the Agent a Notice of Interest Conversion/Continuation in accordance with Section 4.7(a) hereof, or to select the duration of any Interest Period for the principal amount outstanding under any Committed LIBOR Rate Loan by 11:00 A.M. (New York City time) on the third Business Day prior to the last day of the Interest Period applicable to such Loan in accordance with Section 4.7(a), the Agent will forthwith so notify the Borrower and the Banks provided that the failure to give such notice shall not affect the conversion referred to below) and such Committed Loans will automatically, on the last day of the then existing Interest Period therefor, convert into ABR Loans.

                  SECTION 4.8. Funding Losses Relating to LIBOR Rate Loans and Fixed Rate Loans. (a) The Borrower agrees, without duplication of any other provision under this Agreement, to indemnify each Bank and to hold each Bank harmless from any loss or expense that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Rate Loan, (ii) default by the Borrower in making a borrowing of, conversion into or continuation of any LIBOR Rate Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (iv) the making of a prepayment of LIBOR Rate Loans or the conversion of Committed LIBOR Rate Loans into ABR Loans on a day that is not the last day of an Interest Period with respect thereto (excluding any prepayment made pursuant to Section 4.9) or the making of a prepayment of any Fixed Rate Loan on a day that is not the scheduled maturity date with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. The calculation of all amounts payable to a Bank under this Section 4.8(a) shall be made pursuant to the method described in Section 5.7(a), but in no event shall such amounts payable with respect to any LIBOR Rate Loan exceed the amounts that would have been payable assuming such Bank had actually funded its relevant LIBOR Rate Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period; provided, that each Bank may fund each of its LIBOR Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 4.8(a).

                  (b) The agreements in this Section 4.8 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 4.8 for amounts accruing prior to the date that is 180 days prior to the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower.

                  SECTION 4.9. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Bank shall determine in good faith that the introduction of or any change in or in the interpretation by any Governmental Authority or application of any law or regulation (in each case occurring after the date of this Agreement) makes it unlawful, or any central bank or other Governmental Authority asserts after the date of this Agreement that it is unlawful, for any Bank or its applicable lending office to perform its obligations hereunder to make LIBOR Rate Loans or to fund or maintain LIBOR Rate Loans hereunder, (i) the obligation of such Bank to make, or to convert Committed Loans into, or to continue LIBOR Rate Loans as, LIBOR Rate Loans shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist and (ii) the Borrower shall, at its option, either prepay in full all LIBOR Rate Loans of such Bank then outstanding, or convert all such Loans to ABR Loans, on the respective last days of the then current Interest Periods with respect to such Loans (or within such earlier period as required by law), accompanied, in the case of any prepayments, by interest accrued thereon. Each Bank agrees that it will use reasonable efforts to designate a different lending office for the LIBOR Rate Loans due to it affected by this Section 4.9, if such designation will avoid the illegality described in this Section 4.9 so long as such designation will not be disadvantageous to such Bank as determined by such Bank in its sole discretion acting in good faith.

                  (b) For purposes of this Section 4.9, a notice to the Borrower (with a copy to the Agent) by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Borrower.

                                   ARTICLE V

                        INCREASED COSTS, TAXES, PAYMENTS
                                 AND PREPAYMENTS


                  SECTION 5.1. Increased Costs; Capital Adequacy. (a) If after the date of this Agreement the adoption of or any change in any law or regulation or in the interpretation by any Governmental Authority or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date of this Agreement:

                  (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for (A) Taxes covered by Section 5.3, (B) net income taxes and franchise taxes imposed on such Bank as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and such Bank other than a connection arising solely from such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note and (C) changes in the rate of tax on the overall net income of such Bank);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank that is not otherwise included in the determination of the LIBOR Rate hereunder (except for amounts covered by Section 4.5 or any other Section hereof); or

                  (iii) shall impose on such Bank any other condition;

and the result of any of the foregoing is to increase the actual cost to such Bank, by an amount that such Bank deems to be material, of making, converting into, continuing or maintaining LIBOR Rate Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Bank, upon its demand in the manner set forth in Section 5.7(b), any additional amounts, computed by such Bank in accordance with Section 5.7(a), necessary to compensate such Bank for such actual increased cost or reduced amount receivable attributable to Loans or Commitments to the Borrower (to the extent that such Bank has not already been compensated or reimbursed for such amounts pursuant to any other provision of this Agreement). If any Bank becomes entitled to claim any additional amounts pursuant to this Section 5.1(a) from the Borrower, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled in the manner set forth in Section 5.7(b).

                  (b) If any Bank determines in good faith that the introduction of or any change in or in the interpretation or application of any law or regulation regarding capital adequacy after the date of this Agreement or compliance by such Bank or any corporation controlling such Bank with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made or issued after the date of this Agreement does or shall have the effect, as a result of such Bank's obligations under this Agreement, of reducing the rate of return on such Bank's or such corporation's capital to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, the Borrower shall pay to the Agent for the account of such Bank, from time to time as specified by such Bank in the manner set forth in Section 5.7(b), additional amounts, computed by such Bank in accordance with Section 5.7(a), sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such reduction in rate of return is allocable to the existence of such Bank's obligations hereunder.

                  (c) The agreements contained in this Section 5.1 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 5.1 for any period prior to the date that is 180 days prior to the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower.

                  SECTION 5.2. Payments and Computations. (a) The Borrower shall make each payment (including each prepayment) hereunder, whether on account of principal, interest, fees or otherwise, without setoff or counterclaim, not later than 12:00 Noon (New York City time) on the day when due in Dollars to the Agent at its address referred to in Section 11.2 in immediately available funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or Facility Fees (to the extent received by the Agent) ratably to the Banks according to the amounts of their respective Loans and Commitments in respect of which such payment is made, and like funds relating to the payment of any other amount payable to any Bank (to the extent received by the Agent) to such Bank, in each case to be applied in accordance with the terms of this Agreement.

                  (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of LIBOR Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times
(ii) the amount of such Bank's applicable Pro Rata Percentage of such payment, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date such amount is distributed to such Bank to the date on which such Bank's applicable Pro Rata Percentage of such payment shall have become immediately available to the Agent and the denominator of which is 360.

                  SECTION 5.3. Taxes. (a) Except with respect to withholdings of United States taxes as provided in Section 5.3(d), any and all payments by the Borrower hereunder shall be made, in accordance with Section 5.2, free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, net income taxes and franchise taxes imposed on it as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Bank other than a connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). Except with respect to withholdings of United States taxes as provided in
Section 5.3(d), if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.3) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If requested by any Bank, the Borrower shall confirm that all applicable Taxes, if any, imposed on it by virtue of the transactions under this Agreement have been properly and legally paid by it to the appropriate taxing authorities by sending either (A) official tax receipts or notarized copies of such receipts to such Bank within thirty (30) days after payment of any applicable tax or (B) a certificate executed by a Responsible Officer of the Borrower confirming that such Taxes have been paid, together with evidence of such payment.

                  (b) In addition, the Borrower agrees to pay, in the manner set forth in Section 5.7(b), any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Note and for which such Bank or the Agent (as the case may be) has not been otherwise reimbursed by the Borrower under this Agreement (hereinafter referred to as "Other Taxes"). Notwithstanding the foregoing, the Borrower shall not bear any stamp, documentary, other excise taxes, charges or similar levies that are levied upon the sale or other transfer of any Note by a Bank or the Agent.

                  (c) The Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 5.3) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, including, without limitation or duplication, any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any failure by the Borrower to pay any Taxes or Other Taxes when due to the appropriate taxing authority or to remit to any Bank the receipts or other evidence of payment of Taxes or Other Taxes.

                  (d) Each Bank registered in the Register that is not a U.S. Person as defined in Section 7701(a)(30) of the Code agrees that it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable forms, as the case may be. Each such Bank also agrees to deliver to the Borrower and the Agent two further copies of the said Form W-8BEN or W-8ECI, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrower and the Agent. Each such shall certify in the case of a Form W-8BEN or W-8ECI that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. In the event that any such Bank fails to deliver any forms required under this Section 5.3(d), the Borrower's obligation to pay additional amounts shall be reduced to the amount that it would have been obligated to pay had such forms been provided.

                  (e) If the Taxes or Other Taxes are not correctly or legally asserted and any Bank receives a refund of those Taxes or Other Taxes, such Bank shall within 20 days after such refund pay to the Borrower the amount of such refund to the extent that the Borrower indemnified such Bank (or the Agent) for such Taxes or Other Taxes pursuant to this Section 5.3 net of any out-of pocket costs of such Bank.

                  (f) The agreements in this Section 5.3 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that (i) in no event shall the Borrower be obligated to reimburse or compensate any Bank for amounts contemplated by this Section 5.3 for any period prior to the date that is 180 days prior to the date upon which such Bank requests in writing such reimbursement or compensation from the Borrower (other than any amounts as to which the ultimate amount of the reimbursement due could not then be determined) and (ii) nothing contained in this Section 5.3 shall require the Borrower to pay any amount to any Bank or the Agent in addition to that for which it has already reimbursed any Bank or the Agent under any other provision of this Agreement.

                  SECTION 5.4. Sharing of Payments, Etc. If any Bank (a "benefitted Bank") shall at any time receive any payment (other than pursuant to
Section 4.5, 4.8, 5.1 or 5.3) of all or part of its Committed Loans, Reimbursement Obligations owing to it or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 9.1(h) or 9.1(i), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Committed Loans or Reimbursement Obligations owing to it, respectively, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's Committed Loans or Reimbursement Obligations owing to it, respectively, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section
5.4 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 5.5. Voluntary Prepayments. Subject to payment of amounts due under Section 4.8, the Borrower may, upon written notice delivered to the Agent not later than 11:00 A.M. (New York City time) one (1) (or in the case of LIBOR Rate Loans, three (3)) Business Days prior to the date of prepayment stating the aggregate principal amount of the prepayment and the Committed Loans to be prepaid, prepay the outstanding principal amounts of such Committed Loans comprising part of the same Committed Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that all such prepayments shall be made without premium or penalty thereon; and provided further that losses incurred by any Bank under Section 4.8 shall be payable with respect to each such prepayment in the manner set forth in Section 4.8. Any such notice provided pursuant to this Section 5.5 shall be irrevocable, and the payment amount specified in such notice shall be due and payable on the prepayment date described in such notice, together with accrued and unpaid interest on the amount prepaid. Partial prepayments pursuant to this Section 5.5 with respect to any Tranche of Committed LIBOR Rate Loans shall be in an aggregate principal amount equal to the lesser of (a) $10,000,000 or an integral multiple of $1,000,000 in excess thereof or (b) the aggregate principal amount of such Tranche of Committed LIBOR Rate Loans then outstanding, as the case may be; provided, that, no partial prepayment of any Tranche of Committed LIBOR Rate Loans may be made if, after giving effect thereto, Section 2.3 would be contravened. Partial prepayments with respect to the ABR Loans shall be made in an aggregate principal amount equal to the lesser of (i) $5,000,000 or an integral multiple of $1,000,000 in excess thereof or (ii) the aggregate principal amount of ABR Loans then outstanding, as the case may be.

                  SECTION 5.6. Mitigation of Losses and Costs; Replacement of Bank. (a) Any Bank claiming reimbursement from the Borrower under any of Sections 4.5, 4.8, 5.1 and 5.3 hereof shall use reasonable efforts (including, without limitation, if requested by the Borrower, reasonable efforts to designate a different lending office of such Bank) to mitigate the amount of such losses, costs, expenses and liabilities, if such efforts can be made and such mitigation can be accomplished without such Bank suffering (i) any economic disadvantage for which such Bank does not receive full indemnity from the Borrower under this Agreement or (ii) any legal or regulatory disadvantage.

                  (b) Notwithstanding anything to the contrary contained herein, the Borrower (for any reason and in its sole discretion) shall have the right at any time and from time to time to replace any of the Banks (each such Bank, a "Replaced Bank") with one or more other banks (which need not be existing Banks hereunder) reasonably acceptable to the Agent (collectively, the "Replacement Bank") that have agreed to purchase the Commitments and Committed Loans of such Bank pursuant to one or more Committed Loan Assignment and Acceptances in accordance with the provisions of Section 11.6(c) (including, without limitation, the requirements of the last sentence thereof); provided that:

                  (i) each such assignment shall be arranged by the Borrower (with such reasonable assistance from such Replaced Bank as the Borrower reasonably may request); and

                  (ii) no Replaced Bank shall be obligated to make any such assignment pursuant to this Section 5.6(b) unless and until such Replaced Bank shall have received one or more payments from the Replacement Bank in an aggregate amount equal to the aggregate outstanding principal amount of the Committed Loans owing to such Replaced Bank, together with accrued and unpaid interest and fees thereon (including, in any event, any breakage indemnities of the type described in subsection 4.8) to the date of such payment and all other amounts payable to such Replaced Bank under this Agreement.

Upon the effectiveness of such assignment, the Replacement Bank shall become a Bank hereunder and (except with respect to any indemnities under this Agreement with respect to events or circumstances arising prior to the replacement of such Replaced Bank, which shall survive as to such Replaced Bank, and all other amounts payable to such Replaced Bank under this Agreement, which shall survive as to such Replaced Bank and shall continue to constitute Loans hereunder until paid in full) the Replaced Bank shall cease to constitute a Bank hereunder.

                  SECTION 5.7. Determination and Notice of Additional Costs and Other Amounts. (a) In determining the amount of any claim for reimbursement or compensation under Sections 4.5, 4.8, 5.1 and 5.3, each Bank may use any reasonable averaging, attribution and allocation methods consistent with such methods customarily employed by such Bank in similar situations.

                  (b) Each Bank or, with respect to compensation claimed by it pursuant to Section 5.3, the Agent, as the case may be, will (i) use best efforts to notify the Borrower through the Agent (in the case of each Bank) of any event giving rise to such claim occurring after the date of this Agreement promptly after the occurrence thereof and (ii) notify the Borrower through the Agent (in the case of each Bank) promptly after such Bank or the Agent, as the case may be, becomes aware of any event occurring after the date of this Agreement, in either case if such event (for purposes of this Section 5.7(b), a "Triggering Event") will entitle such Bank or the Agent, as the case may be, to compensation pursuant to Section 4.5, 4.8, 5.1 or 5.3, as the case may be. Each such notification of a Triggering Event shall be accompanied by a certificate of such Bank or the Agent, as the case may be, setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Bank or the Agent, as the case may be, as specified in Section 4.5, 4.8, 5.1 or 5.3, as the case may be, which certificate shall be conclusive absent manifest error. The Borrower shall pay to the Agent for the account of such Bank or to the Agent for its own account, as the case may be, the amount shown as due on any such certificate within 10 Business Days after its receipt of the same.

                                   ARTICLE VI

                              CONDITIONS OF LENDING


                  SECTION 6.1. Conditions Precedent to Effectiveness and Initial Loans. The effectiveness of this Agreement and the obligation of each Bank to make its initial Loan to the Borrower hereunder is subject to the satisfaction of the following conditions precedent:

                  (a) The Agent (or its counsel) shall have received from each party to this Agreement, the Reliant Energy Pledge and Collateral Agency Agreement, the Pledge and Collateral Agency Agreement and the Support Agreement either (i) a counterpart of such Loan Document signed on behalf of such party or
(ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of such Loan Document) that such party has signed a counterpart of such Loan Document.

                  (b) The Agent (or its counsel) shall have received a certificate dated the Closing Date of an Assistant Secretary of Reliant Energy certifying (i) the names and true signatures of the officers of each Loan Party authorized to sign each Loan Document to which it is a party and the notices and other documents to be delivered by such Loan Party pursuant to any such Loan Document; (ii) the bylaws and articles of incorporation, partnership agreement or similar organizational documents of each Loan Party as in effect on the date of such certification;

(iii) the resolutions of the Board of Directors of each Loan Party (or, with respect to the Borrower, resolutions of the Board of Directors of FinanceCo GP) approving and authorizing the execution, delivery and performance by such Loan Party of each Loan Document to which it is a party and, in the case of the Borrower, any Notes from time to time issued hereunder and authorizing the borrowings and other transactions contemplated hereunder; and (iv) that all authorizations, approvals and consents by any Governmental Authority or other Person necessary in connection with the execution, delivery and performance of the Loan Documents and any other regulatory approvals in respect thereof required to be obtained prior to the Closing Date, have been obtained and are in full force and effect.

                  (c) The Agent (or its counsel) shall have received a certificate of a Responsible Officer of Reliant Energy certifying that, as of the Closing Date and except as disclosed on Schedule 6.1(c) attached hereto, Reliant Energy owns, directly or indirectly through one or more of its Subsidiaries, all of the outstanding Capital Stock of each Significant Subsidiary of Reliant Energy, free and clear of any Liens other than those arising under Section 8.4(a).

                  (d) The Agent (or its counsel) shall have received (i) a favorable opinion of Baker Botts, LLP, counsel for the Borrower, dated the Closing Date and substantially in the form of Exhibit I-A hereto and (ii) a favorable opinion of Baker Botts, LLP, counsel for the Borrower, dated the Closing Date and substantially in the form of Exhibit I-B hereto.

                  (e) The Agent (or its counsel) shall have received certificates dated on or about the Closing Date of the Secretary of State of the State of Delaware as to the existence and good standing of the Borrower and FinanceCo GP.

                  (f) The Agent shall have received a certificate showing in reasonable detail Projected Borrower Debt Service and Projected Available Cash for the fiscal quarter of the Borrower ending September 30, 2001.

                  (g) The FinanceCo Existing Credit Facilities shall have been replaced and superseded in all respects as contemplated hereby and the commitments thereunder terminated or such replacement will occur concurrently with the effectiveness of this Agreement, and the Borrower shall have delivered such documentation with respect thereto as the Agent shall reasonably request.

                  (h) All governmental and third-party approvals necessary in connection with the execution, delivery and performance by Borrower of this Agreement, if any, shall have been obtained and be in full force and effect.

                  (i) The Agent shall notify the Borrower and the Banks of the effectiveness of this Agreement, and such notice shall be conclusive and binding.

                  SECTION 6.2. Conditions Precedent to Certain Borrowings. The obligation of each Bank to make each extension of credit (including, to the extent relevant, the initial Loans hereunder) is subject to the satisfaction of the following conditions precedent:

                  (a) On or prior to the date of such extension of credit, the Agent shall have received from the Borrower a Notice of Borrowing in accordance with the terms of this Agreement.

                  (b) The representations and warranties of Reliant Energy and the Borrower contained in Article VII of this Agreement shall be true and correct in all material respects on and as of the date of such extension of credit (except for those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date), before and after giving effect to such extension of credit, and to the application of the proceeds therefrom, as though made on and as of such date.

                  (c) No Default or Event of Default shall have occurred and be continuing, or would result from such extension of credit.

                  (d) Each of the giving of any applicable Notice of Borrowing, the acceptance by the Borrower of the proceeds of each Borrowing, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements set forth in Section 6.2(b) and (c) are true and correct.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES


                  Each of the Borrower and Reliant Energy hereby represents and warrants as follows:

                  SECTION 7.1. Corporate, Partnership or Other Status. (a) Reliant Energy is validly organized and existing as a corporation (or, if converted to a limited liability company in accordance with the definition of Restructuring, a limited liability company) and in good standing under the laws of its jurisdiction of organization; (b) the Borrower is validly organized and existing as a limited partnership and in good standing under the laws of the State of Delaware; (c) FinanceCo GP is validly organized and existing as a limited liability company and in good standing under the laws of the State of Delaware; (d) each of Reliant Energy, FinanceCo GP and the Borrower is duly authorized or qualified to do business in and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property requires it to be so authorized or qualified to do business, except where the failure to be so duly authorized or qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect; and
(e) each of Reliant Energy, FinanceCo GP and the Borrower has the corporate, partnership or other requisite power and authority to conduct its business as presently conducted.

                  SECTION 7.2. Organizational Status of Subsidiaries. Each Subsidiary of the Borrower (if any) and each Significant Subsidiary of Reliant Energy (a) is validly organized and existing as a corporation, partnership or limited liability company and in good standing under the laws of the jurisdiction of its organization, (b) is duly authorized or qualified to do business in and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property requires it to be so authorized or qualified to do business, except where the failure to be so validly organized and existing or duly authorized or qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect; and (c) has the corporate, partnership or other requisite power and authority to conduct its business as presently conducted, except where the failure to have such corporate power and authority, individually or in the aggregate, would not have a Material Adverse Effect.

                  SECTION 7.3. Corporate, Partnership or Other Powers. Each Loan Party has the corporate, partnership or other requisite power to execute, deliver and perform and comply with its obligations under this Agreement, any Notes to which it is (or may become) a party and the other Loan Documents to which it is a party. This Agreement has been, and each other Loan Document to which any Loan Party is a party will be, duly executed and delivered on behalf of such Loan Party.

                  SECTION 7.4. Authorization, No Conflict etc. The borrowings by the Borrower contemplated by this Agreement, the execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance by each Loan Party of its obligations hereunder and thereunder have been duly authorized by all requisite corporate, partnership or other requisite action on the part of such Loan Party and do not and will not (i) violate any existing law, any order to which such Loan Party is subject of any court or other Governmental Authority, or the articles of incorporation or bylaws or other organizational documents (each as amended from time to time) of such Loan Party;
(ii) violate, conflict with, result in a breach of or constitute (with due notice or lapse of time or both, or any other condition) a default under, any indenture, loan agreement or other agreement to which such Loan Party is a party or by which such Loan Party or any of its Subsidiaries, or any of its respective Property, is bound (except for such violations, conflicts, breaches or defaults that, individually or in the aggregate, do not have or would not have a Material Adverse Effect); or (iii) except as provided by the Security Documents, result in, or require, the creation or imposition of any Lien upon any of the Properties of any Loan Party.

                  SECTION 7.5. Governmental Approvals and Consents. Except for
(a) certain authorizations, approvals or actions by Governmental Authorities required in connection with foreclosure under and as set forth in certain of the Security Documents and (b) certain notice filings under the Uniform Commercial Code required under the Security Documents which have been duly made and are in full force and effect, no authorization or approval or action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party.

                  SECTION 7.6. Obligations Binding. This Agreement and the other Loan Documents are the legal, valid and binding obligations of each Loan Party that is a party thereto enforceable against it in accordance with their respective terms (assuming due and valid authorization, execution and delivery of this Agreement by any party other than the Loan Parties), except (a) as such enforceability may be (i) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) the availability of certain remedies under the Security Documents may require certain authorizations, approvals or actions by Governmental Authorities as indicated in Section 7.5.

                  SECTION 7.7. Use of Proceeds; Margin Stock. The Credit Agreement will be used by the Borrower (i) to finance the refinancing of certain obligations under, or for which credit support is provided by, the FinanceCo Existing Credit Facility, (ii) to finance certain purchases of Reliant Energy preference stock and (iii) to provide funds for the general purposes of the Borrower, including the making of intercompany loans to Affiliates to the extent permitted hereunder and by applicable law and support for commercial paper issued by the Borrower. Neither Reliant Energy nor the Borrower or any of its Subsidiaries is principally engaged in, or has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan made to the Borrower will be used for any purpose that would violate the provisions of the margin regulations of the Board.

                  SECTION 7.8. Title to Properties. The issued and outstanding Capital Stock owned by the Borrower of each of its Subsidiaries, and by Reliant Energy of each of its Significant Subsidiaries, whether such stock is owned directly or indirectly through one or more of its Subsidiaries, is owned free and clear of any Lien other than Liens permitted under Sections 8.3(a) and 8.4(a). In addition, each of Reliant Energy and its Significant Subsidiaries has good title to the Properties reflected in the financial statements referred to in Section 7.13 and in any financial statements delivered pursuant to Sections 8.1(a) or 8.2(a), except for (a) such Properties that have been disposed of subsequent to the dates of the balance sheets included in such financial statements and that are no longer used or useful in the conduct of the business of Reliant Energy or of any of its Significant Subsidiaries and (b) such Properties that have been disposed of in connection with the Unregco IPO Transaction, the Restructuring or in the ordinary course of their respective business or pursuant to Section 8.4(c).

                  SECTION 7.9. Investment Company Act; PUHC Act of 1935. Neither Reliant Energy nor any Subsidiary of Reliant Energy is (i) required to register as an "investment company" under, the Investment Company Act of 1940, as amended, or (ii) subject to regulation as a public utility holding company under PUHCA except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies or public utility holding companies.

                  SECTION 7.10. No Material Adverse Change. Since December 31, 2000, there has been no change in the consolidated financial position, results of operations or business of Reliant Energy and its Consolidated Subsidiaries that would have a Material Adverse Effect.

                  SECTION 7.11. Litigation. There is no litigation, action, suit or other legal or governmental proceeding pending or, to the best knowledge of the Borrower, threatened, at law or in equity, or before or by any arbitrator or Governmental Authority (i) relating to the transactions under this Agreement or
(ii) in which there is a reasonable possibility of an adverse decision that is likely to have a Material Adverse Effect.

                  SECTION 7.12. ERISA. Neither Reliant Energy nor any of its Significant Subsidiaries has incurred any material liability or deficiency arising out of or in connection with

(i) any Reportable Event or "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Plan that has occurred during the five-year period immediately preceding the date on which this representation is made or deemed made, (ii) any failure of a Plan to comply with the applicable provisions of ERISA and the Code, (iii) any termination of a Single Employer Plan, (iv) any complete or partial withdrawal by the Borrower or any Commonly Controlled Entity from any Multiemployer Plan, or (v) any Lien in favor of the PBGC or any Plan that has arisen during the five-year period referred to in clause (i) above. In addition, no Multiemployer Plan is in Reorganization or is Insolvent, where such Reorganization or Insolvency, individually or when aggregated with the events described in the first sentence of this Section 7.12, is likely to result in a material liability or deficiency of Reliant Energy or any of its Significant Subsidiaries. As used in this Section 7.12, any liability or deficiency shall be deemed not to be "material" so long as the sum of all liabilities and deficiencies referred to in this Section 7.12 at any one time outstanding, individually and in the aggregate, is less than $25,000,000.

                  SECTION 7.13. Financial Statements. The audited consolidated financial statements of Reliant Energy as of and for the year ended December 31, 2000 and the unaudited consolidated financial statements of Reliant Energy as of and for the three months ended March 31, 2001, copies of which have been delivered to the Banks, present fairly the consolidated financial condition and results of operations of Reliant Energy and its Consolidated Subsidiaries as of such dates and for the periods then ended, in conformity with GAAP and, except as otherwise stated therein, consistently applied.

                  SECTION 7.14. Accuracy of Information. None of the documents or written information (excluding financial projections and forecasts) concerning the Loan Parties provided by or on behalf of the Borrower to the Banks in connection with or pursuant to this Agreement contains as of the date thereof or will contain as of the date thereof any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date made or deemed made. The financial projections and forecasts furnished to the Banks by or on behalf of the Borrower with respect to the transactions contemplated under this Agreement were prepared in good faith and on the basis of information and assumptions that the Borrower believed to be reasonable as of the date of such information.

                  SECTION 7.15. No Violation. Neither Reliant Energy nor the Borrower is in violation of any order, writ, injunction or decree of any court or any order, regulation or demand of any Governmental Authority that, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect.

                  SECTION 7.16. Subsidiaries. Schedule 7.16 attached hereto sets forth each Subsidiary of the Borrower as of the Closing Date and each Significant Subsidiary of Reliant Energy as of the Closing Date.

                  SECTION 7.17. Solvency. On and as of the Closing Date, the Borrowings of initial Loans on the Closing Date and the other transactions contemplated hereby and thereby, the Borrower will be Solvent.

                                  ARTICLE VIII

                       AFFIRMATIVE AND NEGATIVE COVENANTS


                  SECTION 8.1. Affirmative Covenants of the Borrower. The Borrower covenants that, as long as any amount is owing hereunder or under any other Loan Documents or any Bank shall have any Commitment outstanding under this Agreement:

                  (a) Delivery of Financial Statements, Notices and Certificates. The Borrower shall deliver to the Agent for distribution to the Banks sufficient copies for each of the Banks of the following:

                  (i) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Borrower (beginning with fiscal 2001), a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related statements of consolidated income, partners' capital and cash flows, prepared in conformity with GAAP and, except as otherwise stated therein, consistently applied, setting forth in comparative form the figures for the previous fiscal year, together with a report thereon by independent certified public accountants of nationally recognized standing selected by the Borrower;

                  (ii) as soon as practicable and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, beginning with the quarter ending June 30, 2001, unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries (without footnotes) consisting of at least consolidated balance sheets as at the close of such quarter and consolidated statements of income, partners' capital and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter; such financial statements shall be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such unaudited financial statements present fairly the consolidated financial condition and results of operations of the Borrower or of the Borrower and its Consolidated Subsidiaries (as the case may be) as of such date for the period then ending, and subject to the limitation that no footnotes thereto have been prepared, have been prepared in conformity with GAAP and, except as otherwise stated therein, in a manner consistent with the financial statements referred to in paragraph (a)(i) above;

                  (iii) with each set of statements to be delivered pursuant to clauses (i) and (ii) above, a certificate in a form satisfactory to the Agent, signed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing or, if there is any Default or Event of Default then continuing, describing it and the steps, if any, being taken to cure it;

                  (iv) at least 15 days prior to the beginning of each fiscal quarter (beginning with the fiscal quarter beginning October 1, 2001), a certificate in a form satisfactory to the Agent, signed by a Responsible Officer of the Borrower, setting forth (A) the Projected Borrower Debt Service and Projected Available Cash for such fiscal quarter of the Borrower, including calculations in reasonable detail supporting such determinations, and (B) the aggregate amount available to be drawn under committed credit facilities of Reliant Energy and any of its Significant Subsidiaries and certified as based on good faith assumptions believed to be reasonable at the date of such certificate;

                  (v) (A) within 10 days after the filing thereof, copies of all reports, if any, under the Exchange Act (in each case other than exhibits thereto and documents incorporated by reference therein) filed by the Borrower with the SEC; (B) promptly, and in any event within seven (7) days after a Responsible Officer of the Borrower becomes aware of the occurrence thereof, written notice of (x) any Default or Event of Default, (y) the institution of any litigation, action, suit or other legal or governmental proceeding involving the Borrower or any of its Subsidiaries as to which there is a reasonable possibility of an adverse decision that is likely to have a Material Adverse Effect or any final adverse determination in any litigation, action, suit or other legal or governmental proceeding involving the Borrower or any of its Subsidiaries that would have a Material Adverse Effect, or (z) the incurrence by the Borrower or any Subsidiary of the Borrower of a material liability or deficiency, or the existence of a reasonable possibility of incurring a material liability or deficiency, arising out of or in connection with (1) any Reportable Event with respect to any Plan, (2) the failure to make any required contribution to a Plan,
         (3) the creation of any Lien in favor of the PBGC or a Plan, (4) any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (5) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; provided, that, as used in this clause (z), any liability or deficiency shall be deemed not to be "material" so long as the sum of all liabilities and deficiencies referred to in this clause (z) at any one time outstanding, individually and in the aggregate, is less than $25,000,000; and (C) such other information relating to the Borrower or its business, properties, condition and operations as the Agent (or any Bank through the Agent) may reasonably request; and

                  (vi) as soon as available, and in any event within 30 days after the beginning of each fiscal year of the Borrower (beginning with fiscal 2001) to which such forecast relates, an annual forecast of Projected Available Cash and Projected Borrower Debt Service for the four quarters comprising such fiscal year.

                  (b) Use of Proceeds. The Borrower will use the proceeds of any Loan made by the Banks to it for the purposes set forth in the first sentence of
Section 7.7 in accordance therewith and with Section 8.3(d).


                  (c) Existence; Laws. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its legal existence and all rights, licenses, permits and franchises and (ii) to comply with all laws and regulations applicable to it, except in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (d) Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply with all of its material Contractual Obligations and pay its obligations, including any tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect.

                  (e) Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, preserve and maintain all of its Property that is material to the conduct of its business and keep the same in good repair, working order and condition, and from time to time to make, or cause to be made, such repairs, renewals and replacements thereto as in the good faith judgment of the Borrower or such Subsidiary, as the case may be, are necessary or proper so that the business carried on in connection therewith may be properly conducted at all times, provided, however, that nothing in this Section 8.1(e) shall prevent (a) the Borrower or any of its Subsidiaries from selling, abandoning or otherwise disposing of any Properties (including the Capital Stock of any Subsidiary of the Borrower that is not a Significant Subsidiary of the Borrower), the retention of which in the good faith judgment of the Borrower or such Subsidiary is inadvisable or unnecessary to the business of the Borrower or such Subsidiary, as the case may be or (b) any other transaction that is expressly permitted by the terms of any other provision of this Agreement.

                  (f) Books and Records; Access. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities as required by GAAP. The Borrower will, and will cause each of its Subsidiaries to, at any reasonable time and from time to time, permit up to six representatives of the Banks designated by the Majority Banks, or representatives of the Agent, on not less than five Business Days' notice, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and each of its Subsidiaries, and to discuss the general business affairs of the Borrower and each of its Subsidiaries with their respective officers and independent certified public accountants (provided the Borrower shall be given the opportunity to have a representative present during such discussions); subject, however, in all cases to the imposition of such conditions as the Borrower and each of its Subsidiaries shall deem necessary based on reasonable considerations of safety and security. Notwithstanding the foregoing, none of the conditions precedent to the exercise of the right of access described in the preceding sentence that relate to notice requirements or limitations on the Persons permitted to exercise such right shall apply at any time when a Default or an Event of Default shall have occurred and be continuing.

                  (g) Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with responsible and reputable insurance companies or associations, or, to the extent that the Borrower or such Subsidiary deems it prudent to do so, through its own program of self-insurance, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses, of comparable size and financial strength and with comparable risks.

                  (h) Long Term Debt Rating. The Borrower will deliver to the Agent notice of any change by a Rating Agency in the Long Term Debt Rating, and the issuance by an additional Rating Agency of a Long Term Debt Rating, promptly upon the effectiveness of such change or issuance.

                  SECTION 8.2. Affirmative Covenants of Reliant Energy. Reliant Energy covenants that, as long as any amount is owing hereunder or under any other Loan Documents or any Bank shall have any Commitment outstanding under this Agreement:

                  (a) Delivery of Financial Statements. Reliant Energy shall deliver to the Agent for distribution to the Banks sufficient copies for each of the Banks of the following:

                  (i) as soon as practicable and in any event within 120 days after the end of each fiscal year of Reliant Energy, a consolidated balance sheet of Reliant Energy and its Consolidated Subsidiaries as of the end of such fiscal year and the related statements of consolidated income, retained earnings and cash flows prepared in conformity with GAAP and, except as otherwise stated therein, consistently applied, setting forth in comparative form the figures for the previous fiscal year, together with a report thereon by independent certified public accountants of nationally recognized standing selected by Reliant Energy (which requirement may be satisfied by delivering Reliant Energy's Annual Report on Form 10-K with respect to such fiscal year as filed with the SEC);

                  (ii) as soon as practicable and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Reliant Energy, unaudited consolidated financial statements of Reliant Energy and its Consolidated Subsidiaries (without footnotes) consisting of at least consolidated balance sheets as at the close of such quarter and consolidated statements of income, retained earnings and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter (which requirement may, with respect to the consolidated financial statements, be satisfied by delivering Reliant Energy's Quarterly Report on Form 10-Q with respect to such fiscal quarter as filed with the SEC); such financial statements shall be accompanied by a certificate of a Responsible Officer of Reliant Energy to the effect that such unaudited consolidated financial statements present fairly the consolidated financial condition and results of operations of Reliant Energy or of Reliant Energy and its Consolidated Subsidiaries (as the case may be) as of such date for the period then ending, and subject to the limitation that no (or limited) footnotes thereto have been prepared, have been prepared in conformity with GAAP and, except as otherwise stated therein, in a manner consistent with the financial statements referred to in paragraph (a)(i) above;

                  (iii) with each set of statements to be delivered pursuant to clauses (i) and (ii) above, a certificate in a form satisfactory to the Agent, signed by a Responsible Officer of Reliant Energy confirming compliance with Section 8.4(b) and setting out in reasonable detail the calculations necessary to demonstrate such compliance as at the date of the most recent balance sheet included in such financial statements; and

                  (iv) (A) within 10 days after the filing thereof, copies of all periodic reports (other than (x) reports on Form 11-K or any successor form and (y) Current Reports on

         Form 8-K that contain no information other than exhibits filed therewith and (z) reports on Form 10-Q or 10-K or any successor forms) under the Exchange Act (in each case other than exhibits thereto and documents incorporated by reference therein) filed by Reliant Energy with the SEC; (B) promptly, and in any event within seven (7) days after a Responsible Officer of Reliant Energy becomes aware of the occurrence thereof, written notice of the institution of any litigation, action, suit or other legal or governmental proceeding involving Reliant Energy or any of its Subsidiaries as to which there is a reasonable possibility of an adverse decision that is likely to have a Material Adverse Effect or any final adverse determination in any litigation, action, suit or other legal or governmental proceeding involving Reliant Energy or any of its Subsidiaries that would have a Material Adverse Effect, or (z) the incurrence by Reliant Energy or any of its Significant Subsidiaries of a material liability or deficiency, or the existence of a reasonable possibility of incurring a material liability or deficiency, arising out of or in connection with (1) any Reportable Event with respect to any Plan, (2) the failure to make any required contribution to a Plan, (3) the creation of any Lien in favor of the PBGC or a Plan, (4) any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (5) the institution of proceedings or the taking of any other action by the PBGC or Reliant Energy or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; provided, that, as used in this clause (z), any liability or deficiency shall be deemed not to be "material" so long as the sum of all liabilities and deficiencies -------- referred to in this clause (z) at any one time outstanding, individually and in the aggregate, is less than $50,000,000; (C) with each set of statements delivered pursuant to
         Section 8.2(a)(i) a certificate by a Responsible Officer of Reliant Energy identifying those Subsidiaries which, determined as of the date of such financial statements, are Significant Subsidiaries; and (D) such other information relating to Reliant Energy or its business, properties, condition and operations as the Agent (or any Bank through the Agent) may reasonably request.

                  Information required to be delivered pursuant to the foregoing Sections 8.2(a)(i), (ii), and (iv)(A) shall be deemed to have been delivered on the date on which Reliant Energy provides notice (including notice by e-mail) to the Agent (which notice the Agent will convey promptly to the Banks) that such information has been posted on the SEC website on the Internet at sec.gov/edgar/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 8.2(a)(iii) and (ii) Reliant Energy shall deliver paper copies of such information to the Agent, and the Agent shall deliver paper copies of such information to any Bank that requests such delivery.

                  (b) Use of Proceeds. To the extent that Reliant Energy, directly or indirectly, receives the proceeds of any Loan made by the Banks to the Borrower, Reliant Energy will use such proceeds for the purposes set forth in the first sentence of Section 7.7 in accordance therewith and with Section 8.4(d).

                  (c) Existence; Laws. Reliant Energy will, and will cause each of its Significant Subsidiaries to, do or cause to be done all things necessary
(i) to preserve, renew and keep in full force and effect its legal existence and all rights, licenses, permits and franchises and (ii) to comply with all laws and regulations applicable to it, except in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (d) Maintenance of Properties. Reliant Energy will, and will cause each of its Significant Subsidiaries to, preserve and maintain all of its Property that is material to the conduct of its business and keep the same in good repair, working order and condition, and from time to time to make, or cause to be made, such repairs, renewals and replacements thereto as in the good faith judgment of Reliant Energy or such Significant Subsidiary, as the case may be, are necessary or proper so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 8.2(d) shall prevent (a) Reliant Energy or any of its Significant Subsidiaries from selling, abandoning or otherwise disposing of any Properties (including the Capital Stock of any Subsidiary of Reliant Energy that is not a Significant Subsidiary of the Borrower), the retention of which in the good faith judgment of Reliant Energy or such Significant Subsidiary is inadvisable or unnecessary to the business of Reliant Energy or such Significant Subsidiary, as the case may be or (b) any other transaction that is expressly permitted by the terms of any other provision of this Agreement, including, but not limited to, any transaction permitted under Section 8.4(g).

                  (e) Access. Reliant Energy will, and will cause each of its Significant Subsidiaries to, at any reasonable time and from time to time, permit up to six representatives of the Banks designated by the Majority Banks, or representatives of the Agent, on not less than five Business Days' notice, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Reliant Energy and each of its Significant Subsidiaries, and to discuss the general business affairs of Reliant Energy and each of its Significant Subsidiaries with their respective officers and independent certified public accountants (provided Reliant Energy shall be given the opportunity to have a representative present during such discussions); subject, however, in all cases to the imposition of such conditions as Reliant Energy and each of its Significant Subsidiaries shall deem necessary based on reasonable considerations of safety and security; provided further, however, that neither Reliant Energy nor any of its Subsidiaries shall be required to disclose to the Agent, any Bank or any agents or representatives thereof any information which is the subject of attorney-client privilege or attorney work-product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information or which is prevented from disclosure pursuant to a confidentiality agreement with third parties. Notwithstanding the foregoing, none of the conditions precedent to the exercise of the right of access described in the preceding sentence that relate to notice requirements or limitations on the Persons permitted to exercise such right shall apply at any time when a Default or an Event of Default shall have occurred and be continuing. The expense of any exercise by the Agent and the Banks of their rights under this Section 8.2(e) shall not be incurred by Borrower unless a Default has occurred and is continuing at the time of the request or visit.

                  (f) Insurance. Reliant Energy will, and will cause each of its Significant Subsidiaries to, maintain insurance with responsible and reputable insurance companies or associations, or, to the extent that Reliant Energy or such Significant Subsidiary deems it prudent to do so, through its own program of self-insurance, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses, of comparable size and financial strength and with comparable risks.

                  (g) Maintenance of Business Line. Reliant Energy will maintain its fundamental business of providing services and products in the energy market.

                  SECTION 8.3. Negative Covenants of the Borrower. The Borrower hereby covenants that so long as any amount is owing hereunder or under any other Loan Documents or any Bank shall have any Commitment outstanding under this Agreement:


                  (a) Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (i) Permitted Liens;

                  (ii) Liens created under the Security Documents;

                  (iii) Liens securing additional Indebtedness permitted under
         Section 8.3(b) so long as such Liens cover only additional preference stock (and all Capital Stock, instruments, certificates, rights or securities that may at any time or from time to time be issued or distributed to the Borrower in respect thereof) and related rights (other than any such collateral covered by the Security Documents) issued in respect of such additional Indebtedness and rights under the support agreement related thereto, together with all general intangibles, books and records, investment property, intercompany notes, proceeds and products pertaining to the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing and any Lien created in accordance with the provisions of Section 8.3(e)(i)(C) (or the equivalent provisions of any Permitted Facility), in each case pursuant to documentation containing terms substantially corresponding to and consistent with the relevant provisions of the Security Documents or any other agreement entered into by the Borrower or any of its Subsidiaries in accordance with the provisions of Section 8.3(e)(i)(C) (or the equivalent provisions of any Permitted Facility), with the addition of intercreditor provisions; and

                  (iv) any extension, renewal or refunding of any Lien permitted by clause (i), (ii) or (iii) above on the same assets or property previously subject thereto; provided that no extension, renewal or refunding of any such Lien shall increase the principal amount of any Indebtedness secured thereby immediately prior to such extension, renewal or refunding, unless such Indebtedness is permitted by Section 8.3(b).

                  (b) Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness created hereunder;

                  (ii) Indebtedness constituting commercial paper issued by the Borrower, provided that the aggregate amount thereof outstanding at any time, when added to the aggregate principal amount of the Loans, does not exceed the aggregate amount of the Commitments then in effect and commitments under any Permitted Facility;

                  (iii) Intercompany Indebtedness, provided that any such Intercompany Indebtedness subordinated to the Borrower's obligations hereunder shall be on terms and pursuant to a promissory note substantially conforming to the Intercompany Note attached as Exhibit K hereto; and

                  (iv) other Indebtedness of the Borrower under any Permitted Facility (or the Guarantees of any Significant Subsidiary of the Borrower provided pursuant to any Permitted Facility), provided that immediately after giving effect to the incurrence of any such other Indebtedness, Reliant Energy is in pro forma compliance with Section 8.4(b).

                  (c) Consolidation, Merger or Disposal of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, consolidate with, or merge into or amalgamate with or into, any other Person; liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); convey, sell, transfer, lease or otherwise dispose of any of its Properties (including pursuant to any sale-leaseback or similar arrangement); or except for issuances of Capital Stock in connection with the formation or capitalization of the Borrower, issue any Capital Stock, to any Person; provided, however, that nothing contained in this Section 8.3(c) shall prohibit the following so long as, in each case, immediately before and after giving effect to any such consolidation, merger, amalgamation, dissolution or liquidation, or conveyance, sale, transfer, lease or other disposition, no Event of Default or Default shall have occurred and be continuing:

                  (i) a merger involving a Subsidiary of the Borrower (including mergers to reincorporate or change the domicile of such Subsidiary) if the Borrower or a Subsidiary of the Borrower is the surviving entity thereof;

                  (ii) the liquidation, winding up or dissolution of a Subsidiary of the Borrower if all of the Properties of such Subsidiary are conveyed, transferred or distributed to the Borrower or a Wholly-Owned Subsidiary of the Borrower;

                  (iii) the conveyance, sale, transfer or other disposal of all or substantially all (or any lesser portion) of the Properties of any Subsidiary of the Borrower to the Borrower or a Wholly-Owned Subsidiary of the Borrower;

                  (iv) the issuance of Capital Stock by the Borrower to Reliant Energy and by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower, provided that any such Capital Stock is pledged pursuant to the Reliant Energy Pledge and Collateral Agency Agreement or the Pledge and Guarantee Agreement, as the case may be, in accordance with the provisions thereof; and

                  (v) the sale of inventory and obsolete or surplus assets by Subsidiaries of the Borrower in the ordinary course of business.

                  (d) Takeover Bids. (i) The Borrower will not, and will not permit any of its Subsidiaries to, use the proceeds of any Loan made to the Borrower to acquire control of any Person pursuant to a transaction that has not been approved by the majority of the board of directors (or, for non-corporate Persons, the analogous body) of the Person being acquired prior to the public announcement thereof, unless the Borrower notifies each Bank of the material terms thereof immediately following such public announcement (an "Acquisition Notice").

                  (ii) In the event that any Bank provides written notice (an "Objection Notice") to the Agent and the Borrower within ten days of such Bank's receipt of an Acquisition Notice from the Borrower that such Bank (for any reason and in its sole discretion, and without any obligation to disclose such reason to the Borrower or the Agent) objects to such transaction, the Borrower will, on the fifth Business Day following its receipt of such Objection Notice (or on such earlier date as the Borrower and such Bank shall agree), prepay in full the Loans of such Bank and terminate its Commitments, with such prepayment being accompanied by the payment of accrued interest thereon and any other amounts (including, without limitation, breakage indemnities) owing to such Bank hereunder. Notwithstanding anything to the contrary contained herein, any such repayment to an objecting Bank and any such Commitment termination shall be for the account only of such Bank and need not be applied ratably to the amounts owing to or Commitments of all Banks.

                  (e) Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements. (i) The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary of the Borrower prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, or make any Capital Expenditures, except:

                  (A) Permitted Investments;

                  (B) investments by the Borrower (i) existing on the date hereof, after giving effect to consummation of the Mergers and the transactions related thereto, in Reliant Energy Preference Stock issued in accordance with the terms thereof, and (ii) additional investments by the Borrower after the Closing Date in Reliant Energy Preference Stock or preference stock (other than the Reliant Energy Preference Stock) of Reliant Energy issued in connection with any Permitted Facility and, in each case, issued to the Borrower in accordance with the terms thereof;

                  (C) loans or advances (other than Money Fund Advances) made by the Borrower to Reliant Energy or any Subsidiary of Reliant Energy, provided that (i) in the event that any such loans or advances are made, the Borrower shall enter into a pledge agreement in form and substance substantially similar to the Pledge and Guarantee Agreement and such loans or advances shall be evidenced by a promissory note which shall be pledged thereunder for the ratable benefit of the Agent, the collateral agent named therein, the

         Banks, the holders of any commercial paper notes issued from time to time by the Borrower and the banks and other financial institutions party to any Permitted Facility and (ii) such loans or advances to any Subsidiary of Reliant Energy are made in compliance with Section 8.4(g) (such loans and advances being deemed to be Reliant Energy Investments for the purposes thereof);

                  (D) Money Fund Advances made by the Borrower;

                  (E) Guarantees constituting Indebtedness permitted by Section 8.3(b); and

                  (F) obligations of one or more of the Borrower's initial partners to the Borrower in connection with the initial purchase of the Borrower's Capital Stock by such partners.

                  (ii) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than (A) Hedging Agreements entered into in respect of interest rate risk arising from the Loans or commercial paper supported by this Agreement or loans under or commercial paper supported by, and in accordance with, any Permitted Facility and (B) other Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities.

                  (f) Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, provided that the foregoing shall not restrict (i) any Restricted Payment made in connection with a use of proceeds permitted under Section 7.7 or the purchase of preference stock pursuant to any Permitted Facility or (ii) any Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

                  (g) Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Wholly-Owned Subsidiaries not involving any other Affiliate, (c) any transactions permitted under Section 8.3(e)(B), (C), (D) or (F) or Section 8.3(f) or the equivalent provisions under any Permitted Facility and (d) the transactions contemplated by the Permitted Facilities.

                  (h) Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any of its Subsidiaries to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other of its Subsidiaries or to Guarantee Indebtedness of the Borrower or any other of its Subsidiaries; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any of the Loan Documents or equivalent documents securing Indebtedness under any Permitted Facility, (B) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary of the Borrower pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder or under any Permitted Facility or (C) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement or any Permitted Facility if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (ii) clause
(a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  (i) Limitation on Optional Payments of Debt Instruments. The Borrower will not make any optional payment or prepayment on or redemption or purchase of any Indebtedness other than (i) the Loans and the Indebtedness under any Permitted Facility and (ii) any return or repayment of Money Fund Obligations owed by the Borrower.

                  (j) Limitation on Changes in Fiscal Year. The Borrower will not permit the fiscal year of the Borrower to end on a day other than December 31.

                  (k) Changes in Lines of Business. The Borrower will not enter into any business, either directly or through any of its Subsidiaries, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are directly related thereto.

                  SECTION 8.4. Negative Covenants of Reliant Energy. Reliant Energy hereby covenants that so long as any amount is owing hereunder or under any other Loan Documents or any Bank shall have any Commitment outstanding under this Agreement:

                  (a) Certain Liens. Reliant Energy will not, and will not permit any of its Significant Subsidiaries to, pledge, mortgage, hypothecate or grant a Lien upon, or permit any mortgage, pledge, security interest or other Lien upon, the Capital Stock of any Significant Subsidiary of Reliant Energy now or hereafter owned directly or indirectly by Reliant Energy; provided, however, that this restriction shall neither apply to nor prevent the creation or existence of:

                  (i) any existing Liens or Liens arising under the Security Documents or any Permitted Facility;

                  (ii) any Lien upon any such Capital Stock (or the Capital Stock of a holding company formed to acquire or hold such stock) created at the time of the acquisition thereof or within one year after such time to secure all or a portion of the purchase price for such Capital Stock;

                  (iii) any Lien upon any such Capital Stock (or the Capital Stock of a holding company formed to acquire or hold such stock) existing thereon (A) at the time of the acquisition thereof or (B) at the time at which such Subsidiary first becomes a Significant Subsidiary, so long as such Lien was in existence prior to such time in accordance with the provisions of this Agreement and was not incurred in contemplation of such change of status;

                  (iv) any Lien upon any such Capital Stock of any Subsidiary of Resources existing on the Closing Date or permitted to exist pursuant to any indenture, loan agreement or other agreement to which Resources or any of its Subsidiaries is a party;

                  (v) any Lien upon any such Capital Stock that is sold, transferred or otherwise disposed of pursuant to and in accordance with
         Section 8.4(c);

                  (vi) any Permitted Lien upon any such Capital Stock; or

                  (vii) any extension, renewal or refunding of any Lien permitted by clause (i), (ii), (iii), (iv), (v) or (vi) above on the same Capital Stock (or the Capital Stock of a holding company formed to acquire or hold such stock) previously subject thereto; provided that no extension, renewal or refunding of any such Lien shall increase the principal amount of any Indebtedness secured thereby immediately prior to such extension, renewal or refunding, unless such Indebtedness is permitted by Section 8.3(b) or Section 8.4(b).

                  (b) Financial Ratios. Reliant Energy will not permit the ratio of Consolidated Indebtedness for Borrowed Money to Consolidated Capitalization to exceed 0.65:1.00.

                  (c) Consolidation, Merger or Disposal of Assets. Reliant Energy will not, and will not permit any of its Significant Subsidiaries to, (A) consolidate with, or merge into or amalgamate with or into, any other Person;
(B) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (C) convey, sell, transfer, lease or otherwise dispose of all or substantially all of its Properties, or the Capital Stock of any Significant Subsidiary of Reliant Energy, to any Person; provided, however, that nothing contained in this Section 8.4(c) shall prohibit (1) a merger (other than any involving Resources) involving Reliant Energy in which Reliant Energy is the surviving entity thereof; (2) a merger involving a Significant Subsidiary of Reliant Energy other than Resources or the Borrower (including mergers to reincorporate or change the domicile of such Significant Subsidiary) if Reliant Energy or a Wholly-Owned Significant Subsidiary of Reliant Energy is the surviving entity thereof; (3) the liquidation, winding up or dissolution of a Significant Subsidiary of Reliant Energy (other than Resources or the Borrower) if all of the Properties of such Significant Subsidiary are conveyed, transferred or distributed to Reliant Energy or a Wholly-Owned Significant Subsidiary of Reliant Energy; or (4) the conveyance, sale, transfer or other disposal of all or substantially all (or any lesser portion) of the Properties of any Significant Subsidiary (other than Resources or the Borrower) to Reliant Energy or a Wholly-Owned Significant Subsidiary of Reliant Energy (5) the Genco Transaction, the Spin-off or any other step in the Restructuring or (6) the transfer of assets in connection with the issuance of Securitization Securities; provided, that, in each case, immediately before and after giving effect to any such merger, dissolution or liquidation, or conveyance, sale, transfer, lease or other disposition, no Default or Event of Default shall have occurred and be continuing.

                  (d) Use of Proceeds; Other Agreements of the Borrower. Reliant Energy will not, and will not permit any of its Significant Subsidiaries to, use direct or indirect proceeds of any Loans for any purpose described in Section 8.3(d) other than in accordance with the provisions thereof.

                  (e) Restricted Payments. Reliant Energy will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

                  (i) Reliant Energy may (A) declare and pay dividends and make payments in redemption with respect to its preferred and preference stock (including Mandatory Payment Preferred Stock) and any Hybrid Preferred Securities, at any time and (B) declare and pay dividends with respect to its other Capital Stock at any time so long as Projected Available Cash would exceed Projected Borrower Debt Service for the fiscal quarter of Reliant Energy in which the dividend is to be paid after giving effect to (1) the payment of such dividend (computed for this purpose as the proposed actual amount thereof, rather than the Available Dividend Amount) and (2) any sources of cash available or reasonably expected by Reliant Energy at the time of the proposed dividend to be available during the fiscal quarter of Reliant Energy then in effect; provided that during the period from the Closing Date through September 30, 2001, Projected Available Cash shall be deemed to exceed Projected Borrower Debt Service;

                  (ii) Reliant Energy may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Reliant Energy; and

                  (iii) at any time (x) at which no Default or Event of Default has occurred and is continuing, (y) that Projected Available Cash exceeds Projected Borrower Debt Service for the fiscal quarter of Reliant Energy then in effect and (z) that the long-term senior secured debt rating in effect for Reliant Energy is at least BBB by S&P or Baa2 by Moody's, Reliant Energy shall be permitted to repurchase its outstanding common stock; provided that the requirements set forth in clauses (x) and (y) above would be satisfied after giving effect to (1) such repurchases and (2) any sources of cash available or reasonably expected by Reliant Energy at the time of the proposed repurchase to be available during the fiscal quarter of Reliant Energy then in effect; and provided further that during the period from the Closing Date through September 30, 2001, Projected Available Cash shall be deemed to exceed Projected Borrower Debt Service.

                  (f) Agreements Restricting Dividends. Reliant Energy will not, and will not permit any of its Significant Subsidiaries to enter into, incur or permit to exist any agreement or other arrangement that explicitly prohibits or restricts the payment by any of its Significant Subsidiaries of dividends or other distributions with respect to any shares of its Capital Stock; provided, that the foregoing shall not prohibit financial incurrence, maintenance and similar covenants that indirectly have the practical effect of prohibiting or restricting the ability of a Significant Subsidiary to make such payments or provisions that require that a certain amount of capital be maintained, or prohibit the return of capital to shareholders above certain dollar limits; provided, further, that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by this Agreement or similar provisions in the Permitted Facilities, (ii) restrictions and conditions existing on the date hereof identified on Schedule 8.4(f), any amendment or modification thereof (other than an amendment or modification expanding the scope of any such restriction or condition and any restrictions or conditions) that (x) replace restrictions or conditions existing on the date hereof and (y) are substantially similar to such existing restriction or condition, (iii) restrictions existing at the time at which any such Subsidiary first becomes a

Significant Subsidiary, so long as such restriction was in existence prior to such time in accordance with the other provisions of this Agreement and was not agreed to or incurred in contemplation of such change of status and (iv) any restrictions with respect to a Significant Subsidiary imposed pursuant to an agreement that has been entered into in connection with a disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

                  (g) Certain Investments, Loans, Advances, Guarantees and Acquisitions. Reliant Energy will not purchase, or acquire (including pursuant to any merger) any Capital Stock, evidences of indebtedness or other securities of or other interest in (including any option, warrant or other right to acquire any of the foregoing), make any loans or advances to, Guarantee any obligations of, or make any investment in or capital contribution to, any Subsidiary or any other Person (any of the foregoing, an "Reliant Energy Investment"), in each case after the Effective Date, except that, notwithstanding the foregoing Reliant Energy and its Subsidiaries may make Reliant Energy Investments if, after giving effect thereto, Reliant Energy would be in compliance with its covenant contained in Section 8.4(b) on a pro forma basis.

                  SECTION 8.5. Consent to Restructuring. The parties hereto hereby agree that notwithstanding any provisions of the Loan Documents (including, without limitation, Sections 8.2(d), 8.4(b), 8.4(c) or 8.4(e) of this Agreement) that might otherwise prohibit the Restructuring, the Restructuring (including, without limitation, the distribution of the remaining 80% of the common stock of Unregco to shareholders of Regco) shall be permitted consistent with the definition thereof, and no Default or Event of Default shall be deemed to have occurred under the Loan Documents solely as a result thereof. In addition, notwithstanding the provisions of Section 8.4(b) and the default provisions related thereto, if the Replacement Date has not occurred (A) as a result of the Restructuring being partially completed, or (B) in the event that the Restructuring is completed, as a result of the ratings condition set forth in Section 6.01 of the Regco $1.8 Billion Credit Agreement not being satisfied, and Reliant Energy is not in compliance with Section 8.4(b) at any time, such non-compliance will not be a Default or Event of Default so long as Regco on a pro forma or actual (as the case may be) consolidated basis would be in compliance with the financial covenant set forth in Section 8.02(a) of the Regco $1.8 Billion Credit Agreement at such time if such covenant were then applicable, it being agreed that the foregoing deemed compliance shall be available for only 90 days following the first date on which such test under
Section 8.4(b) is not satisfied, unless, in the case of the circumstances described in only clause (B) above Regco becomes a party to the Support Agreement or similar support arrangement, in each case as reasonably satisfactory to the Agent, prior to the end of such 90 day period. Additionally, Unregco and its Subsidiaries shall not be restricted by the representations, covenants or events of default hereunder.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  SECTION 9.1. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

                  (a) Non-Payment of Principal, Interest and Facility Fee. The Borrower fails to pay, in the manner provided in this Agreement, (i) any principal or Reimbursement Obligation payable by it hereunder when due or (ii) any interest payment or the Facility Fee payable by it hereunder within three Business Days after its due date; or

                  (b) Non-Payment of Other Amounts. The Borrower fails to pay, in the manner provided in this Agreement, any other amount (other than the amounts set forth in Section 9.1(a) above) payable by it hereunder within ten Business Days after notice of such payment is received by the Borrower from the Agent; or

                  (c) Breach of Representation or Warranties. Any representation or warranty by Reliant Energy or the Borrower in Article VII of this Agreement or in any other Loan Document or in any certificate, document or instrument delivered under this Agreement shall have been incorrect in any material respect when made or when deemed hereunder to have been made; or

                  (d) Breach of Certain Covenants. Any Loan Party fails to perform or comply with any one or more of its obligations under Section 8.1(a)(v)(B)(x), Section 8.1(b), Section 8.2(b), Section 8.3(a), (b) (other than clause (iii)), (c), (d), (e) (other than clause (C) or (D)), (f) or (i), Section 8.4(a), (b), (c), (e) or (g), Section 5.6 of the Pledge and Guarantee Agreement,
Section 5(a), (b) or (c) of the Reliant Energy Pledge and Collateral Agency Agreement, Section 5(a), (b) or (c) of the Pledge and Collateral Agency Agreement or Section 2 or 6 of the Support Agreement; or

                  (e) Breach of Other Covenants. Any Loan Party fails to perform or comply with any one or more of its obligations under Section 8.3(g) or (h) or
Section 8.4(d) or (f) and such failure to perform or comply shall not have been remedied within 10 days after the earlier of notice thereof to it by the Agent or the Majority Banks or discovery thereof by a Responsible Officer of the Borrower; or

                  (f) Breach of Other Obligations. Any Loan Party fails to perform or comply with any one or more of its other obligations under the Loan Documents (other than those set forth in Sections 9.1(a), (b), (c), (d) or (e) above) and such failure to perform or comply shall not have been remedied within 30 days after the earlier of notice thereof to it by the Agent or the Majority Banks or discovery thereof by a Responsible Officer of the Borrower; or

                  (g) Other Indebtedness. (i) The Borrower, any of its Subsidiaries, FinanceCo GP, Reliant Energy or any of its Significant Subsidiaries fails to pay when due (either at stated maturity or by acceleration or otherwise but subject to applicable grace periods) any principal or interest in respect of any Indebtedness for Borrowed Money, Secured Indebtedness or Junior Subordinated Debt (other than Indebtedness of the Borrower under this Agreement) if the aggregate principal amount of all such Indebtedness for which such failure to pay shall have occurred and be continuing exceeds $50,000,000 or
(ii) any default, event or condition shall have occurred and be continuing with respect to any Indebtedness for Borrowed Money, Secured Indebtedness or Junior Subordinated Debt of the Borrower, any of its Subsidiaries, Reliant Energy or any of its Significant Subsidiaries (other than Indebtedness of the Borrower under this Agreement), the effect of which default, event or condition is to cause, or to permit the holder thereof to cause, (A) such Indebtedness to become due prior to its stated maturity or (B) in the case of any Guarantee of Indebtedness for Borrowed Money of any Person or Junior Subordinated Debt by the Borrower, any of its Subsidiaries, Reliant Energy or any of its Significant Subsidiaries the primary obligation (as such term is defined in the definition of "Guarantee" in Section 1.1) to which such Guarantee relates to become due prior to its stated maturity, if the aggregate amount of all such Indebtedness or primary obligations (as the case may be) that is or could be caused to be due prior to its stated maturity exceeds $50,000,000; or

                  (h) Involuntary Bankruptcy, etc. (i) There shall be commenced against the Borrower, any of its Subsidiaries, FinanceCo GP, Reliant Energy or any of its Significant Subsidiaries any case, proceeding or other action (A) seeking a decree or order for relief in respect of the Borrower, any of its Subsidiaries, FinanceCo GP, Reliant Energy or any of its Significant Subsidiaries under any applicable domestic or foreign bankruptcy, insolvency, reorganization or other similar law, (B) seeking a decree or order adjudging the Borrower, any of its Subsidiaries, FinanceCo GP, Reliant Energy or any of its Significant Subsidiaries a bankrupt or insolvent, (C) except as permitted by Sections 8.3(c)(ii) and 8.4(c)(3) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief of or in respect of the Borrower, any of its Subsidiaries, FinanceCo GP, Reliant Energy or any of its Significant Subsidiaries or their respective debts under any applicable domestic or foreign law or (D) seeking the appointment of a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower, any of its Subsidiaries, FinanceCo GP, Reliant Energy or any of its Significant Subsidiaries or of any substantial part of their respective Properties, or the liquidation of their respective affairs, and such petition is not dismissed within 60 days or (ii) a decree, order or other judgment is entered in respect of any of the remedies, reliefs or other matters for which any petition referred to in (i) above is presented or (iii) there shall be commenced against the Borrower, any of its Subsidiaries, FinanceCo GP, Reliant Energy or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) Voluntary Bankruptcy, etc. (i) The commencement by the Borrower, any of its Subsidiaries, FinanceCo GP, Reliant Energy or any of its Significant Subsidiaries of a voluntary case, proceeding or other action under any applicable domestic or foreign bankruptcy, insolvency, reorganization or other similar law (A) seeking to have an order of relief entered with respect to it, (B) seeking to be adjudicated a bankrupt or insolvent, (C) except as permitted by Sections 8.3(c)(ii) and 8.4(c)(3), seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other similar relief with respect to it or its debts under any applicable domestic or foreign law or (D) seeking the appointment of or the taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of the Borrower, any of its Subsidiaries, FinanceCo GP, Reliant Energy or any of its Significant Subsidiaries or of any substantial part of their respective Properties; or (ii) the making by the Borrower, any of its Subsidiaries, FinanceCo GP, Reliant Energy or any of its Significant Subsidiaries of a general assignment for the benefit of creditors; or (iii) the Borrower, any of its Subsidiaries, FinanceCo GP, Reliant Energy or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described in clause (i) or (ii) above or in Section 9.1(h); or (iv) the admission by the

Borrower, any of its Subsidiaries, FinanceCo GP, Reliant Energy or any of its Significant Subsidiaries in writing of its inability to pay its debts generally as they become due or the failure by the Borrower, any of its Subsidiaries, FinanceCo GP, Reliant Energy or any of its Significant Subsidiaries generally to pay its debts as such debts become due; or

                  (j) Enforcement Proceedings. A final judgment or decree for the payment of money which, together with all other such judgments or decrees against the Borrower, any of its Subsidiaries, Reliant Energy or any of its Significant Subsidiaries then outstanding and unsatisfied, exceeds $25,000,000 in aggregate amount shall be rendered against the Borrower, any of its Subsidiaries, Reliant Energy or any of its Significant Subsidiaries and the same shall remain undischarged for a period of 60 days, during which the execution thereon shall not effectively be stayed, released, bonded or vacated; or

                  (k) ERISA Events. (i) The Borrower, any of its Subsidiaries, Reliant Energy or any of its Significant Subsidiaries shall incur any liability arising out of (A) any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) the occurrence of any "accumulated funding deficiency" (as defined in Section 302 of ERISA) by a Plan, whether or not waived, or any Lien in favor of the PBGC or a Plan on the assets of the Borrower or any Commonly Controlled Entity, (C) the occurrence of a Reportable Event with respect to, or the commencement of proceedings under
Section 4042 of ERISA to have a trustee appointed, or the appointment of a trustee under Section 4042 of ERISA, to administer or to terminate any Single Employer Plan, which Reportable Event, commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) the termination of any Single Employer Plan for purposes of Title IV of ERISA, (E) withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (F) the occurrence of any other event or condition with respect to a Plan, and any of such item (A) through (F) above results in or is likely to result in a material liability or deficiency of the Borrower, any of its Subsidiaries, Reliant Energy or any of its Significant Subsidiaries; provided, however, that for purposes of this Section 9.1(k), any liability or deficiency of the Borrower, any of its Subsidiaries, Reliant Energy or any of its Significant Subsidiaries shall be deemed not to be material so long as the sum of all liabilities or deficiencies referred to in this Section 9.1(k) at any one time outstanding, individually and in the aggregate, is less than $25,000,000, or (ii) the occurrence of any one or more of the events specified in clauses (A) through (F) above if, individually or in the aggregate, such event or events would have a Material Adverse Effect.

                  (l) Change in Control of Reliant Energy. A Change in Control of Reliant Energy shall have occurred.


                  (m) Invalidity of Agreements. (i) Any of the Security Documents or the Support Agreement shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party that is a party to any of the Security Documents or the Support Agreement shall deny the validity thereof, or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby.

                  SECTION 9.2. Cancellation/Acceleration. If at any time and for any reason (whether within or beyond the control of any party to this Agreement):

                  (a) either of the Events of Default specified in Section 9.1(h) or 9.1(i) occurs with respect to the Borrower, then automatically:

                  (i) the Commitments shall immediately be cancelled; and

                  (ii) all Loans made hereunder, all unpaid accrued interest or fees and any other sum payable under this Agreement shall become immediately due and payable; or

                  (b) any other Event of Default specified in Section 9.1 occurs and, while such Event of Default is continuing, the Agent, having been so instructed by the Majority Banks, by notice to the Borrower shall so declare that:

                  (i) the Commitments shall immediately be cancelled; and/or

                  (ii) either (A) all Loans made hereunder, all unpaid accrued interest or fees and any other sum payable under this Agreement shall become immediately due and payable or (B) all Loans made hereunder, all unpaid accrued interest or fees and any other sum payable under this Agreement shall become due and payable at any time thereafter immediately on demand by the Agent (acting on the instructions of the Majority Banks).

                  Except as expressly provided above in this Section 9.2, presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind whatsoever are hereby expressly waived by the Borrower.

                                    ARTICLE X

                                    THE AGENT

                  SECTION 10.1. Appointment. Each Bank hereby irrevocably designates and appoints The Chase Manhattan Bank as the Agent of such Bank under this Agreement and the other Loan Documents and as Collateral Agent under the Security Documents and the Support Agreement, and each such Bank irrevocably authorizes The Chase Manhattan Bank, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. For purposes of this Article X, "Agent" shall mean The Chase Manhattan Bank as Agent hereunder and as Collateral Agent under the Security Documents and the Support Agreement. Notwithstanding any provision to the contrary elsewhere in this Agreement, (a) the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent and (b) the Arranger shall not have any duties or responsibilities hereunder, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Arranger.

                  SECTION 10.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  SECTION 10.3. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Note or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  SECTION 10.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note or any loan account in the Register as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the amounts owing hereunder.

                  SECTION 10.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  SECTION 10.6. Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower that may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  SECTION 10.7. Indemnification. The Banks agree to indemnify the Agent and the Arranger, in their respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective applicable Pro Rata Percentages in effect on the date on which indemnification is sought under this
Section 10.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of all amounts owing hereunder and the termination of the Commitments) be imposed on, incurred by or asserted against the Agent or the Arranger, as the case may be, in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent or the Arranger, as the case may be, under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's or the Arranger's, as the case may be, gross negligence or willful misconduct. The agreements in this Section 10.7 shall survive the payment of all amounts payable hereunder.

                  SECTION 10.8. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and its Commitment hereunder, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

                  SECTION 10.9. Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Banks and the Borrower. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of any amounts payable hereunder; provided, that if an Event of Default has occurred and is continuing, no consent of the Borrower shall be required. If a successor Agent shall not have been so appointed within said 30-day period, the Agent may then appoint a successor Agent who shall be a financial institution engaged or licensed to conduct banking business under the laws of the United States with an office in New York City and that has total assets in excess of $500,000,000 and who shall serve as Agent until such time, if any, as an Agent shall have been appointed as provided above. After any retiring Agent's resignation or removal as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  Notwithstanding anything to the contrary contained herein, no Bank identified as an "Agent" or "Arranger" other than the Agent, shall have the right, power, obligation, liability, responsibility or duty under this Agreement or any Loan Document other than those applicable to all Banks as such. Without limiting the forgoing, none of the Banks so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or not taking action hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1. Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except pursuant to an instrument or instruments in writing executed in accordance with the provisions of this
Section 11.1. The Majority Banks may, or, with the written consent of the Majority Banks, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to any Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or any Notes or the other

Loan Documents or changing in any manner the rights of the Banks or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Banks or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement (including the conditions to effectiveness of the Regco $1.8 Billion Credit Agreement) or any Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (i) reduce the amount or extend the scheduled date of maturity of any Note or Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Bank's Commitments, in each case without the consent of each Bank directly affected thereby;

                  (ii) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Majority Banks, or consent to the assignment or transfer by the Borrower of any of its respective rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Banks;

                  (iii) amend, modify or waive any provision of Article X without the written consent of the then Agent; or

                  (iv) except as specifically provided in any of the Loan Documents, including, but not limited to, Section 8.7(b) of the Pledge and Guarantee Agreement, release any portion of the Collateral (as defined in the respective Security Documents) that represents a material portion of all such Collateral, taken as a whole, without the consent of the Supermajority Banks.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Agent and all future holders of the amounts payable hereunder. In the case of any waiver, the Borrower, the Banks, and the Agent shall be restored to their former position and rights hereunder and under any outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  SECTION 11.2. Notices. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy) and shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the amounts payable hereunder:

                  The Borrower or Reliant Energy            1111 Louisiana
                                                            Houston, Texas 77002

                  Attention:                                Linda Geiger
                                                            Assistant Treasurer

                  Telecopy:                                 713-207-3301

                  With a copy to:                           Marc Kilbride
                                                            Treasurer

                  Telecopy:                                 713-207-3301

                  The Agent:                                Chase Loan and Agency Services Group
                                                            One Chase Manhattan Plaza, 8th Floor
                                                            New York, New York 10081

                  Attention:                                Janet Belden

                  Telecopy:                                 (212) 552-5658

                  With a copy to:                           JP Morgan Chase
                                                            600 Travis, 20 th Floor
                                                            Houston, Texas 77002

                  Attention:                                Robert Traband

                  Telecopy:                                 713-216-8870

provided that any notice, request or demand to or upon the Agent or the Banks pursuant to Sections 2.2, 3.2, 4.3, 4.7, 5.2 and 5.5 shall not be effective until received.

                  SECTION 11.3. No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  SECTION 11.4. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Documents.

                  SECTION 11.5. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent and its Affiliates for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement and any Notes and the other

Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett, special counsel to the Agent (but excluding the fees or expenses of any other counsel), (b) to pay or reimburse each Bank and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of the several special counsel to the Banks and the Agent, (c) without duplication of any other provision contained in this Agreement or any Notes, to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees, if any, and any and all liabilities (for which each Bank has not been otherwise reimbursed under this Agreement) with respect to, or resulting from any delay in paying, stamp, excise and other taxes (except for taxes covered by Sections 5.1 and 5.3), if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Notes, the other Loan Documents and any such other documents, and (d) without duplication of any other provision contained in this Agreement or any Notes, to pay, indemnify, and hold each Bank and the Agent harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, any Notes, the other Loan Documents and any such other documents and the transactions contemplated hereby (including, without limitation, and the use, or proposed use, of proceeds of the Loans) (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided, that the Borrower shall have no obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Bank; and provided, further, that it is the intention of the Borrower to indemnify the Agent and the Banks against the consequences of their own negligence. The agreements in this Section 11.5 shall survive repayment of all amounts payable hereunder.

                  SECTION 11.6. Effectiveness; Successors and Assigns; Participations; Assignments. (a) This Agreement shall become effective on the first date on which all of the conditions precedent set forth in Section 6.1 have been satisfied (which date shall occur on or before July 13, 2001) (such date on which all such conditions are satisfied and such initial Loans are made, the "Closing Date").

                  (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions (a "Participant") participating interests in any Loan owing to such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan and Commitment or other interest for all purposes under this Agreement and the other Loan Documents, the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents and except with respect to the matters set forth in Section 11.1, the amendment of which requires the consent of all of the Banks, the participation agreement between the selling Bank and the Participant may not restrict such Bank's voting rights hereunder. The Borrower agrees that each Participant, to the extent provided in its participation, shall be entitled to the benefits of Sections 4.5, 4.8, 5.1 and 5.3 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that (i) no Participant shall be entitled to receive any greater amount pursuant to such Sections than the selling Bank would have been entitled to receive in respect of the amount of the participation sold by such selling Bank to such Participant had no such sale occurred and (ii) each such sale of participating interests shall be to a "qualified purchaser", as such term is defined under Section 2(a)(51)(A) of the Investment Company Act of 1940. Except as expressly provided in this Section 11.6(b), no Participant shall be a third-party beneficiary of or have any rights under this Agreement or under any of the other Loan Documents.

                  (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Affiliate of such Bank that is a bank (a "Bank Affiliate") and, with the consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld and, in the case of Borrower, shall not be required if an Event of Default exists), to one or more additional banks ("Purchasing Banks") all or any part of its rights and obligations under this Agreement pursuant to a Committed Loan Assignment and Acceptance ("Committed Loan Assignment and Acceptance"), substantially in the form of Exhibit J, executed by such Purchasing Bank and such transferor Bank (and, in the case of a Purchasing Bank that is not a Bank Affiliate, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register; provided, that (i) each such sale shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Commitment of such Bank, (ii) each such sale that is not to an existing Bank hereunder shall be in an aggregate amount of not less than $10,000,000 (or such lesser amount that represents the entire Commitment of such Bank), (iii) after giving effect to such sale, the transferor Bank shall (to the extent that it continues to have any Commitment hereunder) have a Commitment of not less than $10,000,000 and (iv) at any time other than any time that an Event of Default has occurred and is continuing, each such assignment shall be to a "qualified purchaser", as such term is defined under
Section 2(a)(51)(A) of the Investment Company Act of 1940. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Committed Loan Assignment and Acceptance (the "Transfer Effective Date"), (i) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Committed Loan Assignment and Acceptance, have the rights and obligations of a Bank hereunder with the Commitments as set forth therein and (ii) the transferor Bank thereunder shall, to the extent provided in such Committed Loan Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of a Committed Loan Assignment and Acceptance covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Committed Loan Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Pro Rata Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement. On or prior to the Transfer Effective Date determined pursuant to such Committed Loan Assignment and Acceptance, (i) appropriate entries shall be made in the accounts of the transferor Bank and the Register evidencing such assignment and releasing the Borrower from any and all obligations to the transferor Bank in respect of the assigned Loan or Loans and (ii) appropriate entries evidencing the assigned Loan or Loans shall be made in the accounts of the Purchasing Bank and the Register as required by Section 4.1 hereof. In the event that any Notes have been issued in respect of the assigned Loan or Loans, such Notes shall be marked "cancelled" and surrendered by the transferor Bank to the Agent for return to the Borrower.

                  (d) [Intentionally Omitted]

                  (e) The Agent shall maintain at its address referred to in
Section 11.2 a copy of each Committed Loan Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time. To the extent permitted by applicable law, the entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may (and, in the case of any Loan or other obligation hereunder that is not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligations hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder which is not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of a Committed Loan Assignment and Acceptance executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank Affiliate, by the Borrower and the Agent) together with payment to the Agent of a registration and processing fee of (i) $2,000 with respect to (and payable by) any Purchasing Bank that is not already a Bank or a Bank Affiliate and (ii) $750 with respect to any Purchasing Bank that is already a Bank or a Bank Affiliate (which fee shall be for the account of the Borrower only in the case of an assignment made pursuant to
Section 5.6(b) hereof), the Agent shall promptly accept such Committed Loan Assignment and Acceptance on the Transfer Effective Date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Borrower.

                  (g) Each of the Banks and the Agent, agrees to exercise its best efforts to keep, and to cause any third party recipient of the information described in this Section 11.6(g) to keep, any information delivered or made available by Borrower to it (including any information obtained pursuant to Section 8.1 and 8.2), confidential from anyone other than Persons employed or retained by such party who are or are expected to become engaged in evaluating, approving, structuring or administering the transactions contemplated hereunder; provided that nothing shall prevent any Bank or the Agent from disclosing such information (i) to any other Bank or any Affiliate of any Bank, (ii) pursuant to subpoena or upon the order of any court or administrative agency, (iii) upon the request or demand of any Governmental Authority having jurisdiction over such Bank, (iv) if such information has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which either the Agent, any Bank, Borrower or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to the Agent's or such Bank's legal counsel, independent auditors and other professional advisors, or (viii) to any actual or proposed Participant or Purchasing Bank (each, a "Transferee") that has agreed in writing to be bound by the provisions of this Section 11.6(g). Unless prohibited from doing so by applicable law, in the event that any Bank or the Agent is legally requested or required to disclose any confidential information pursuant to clause (ii), (iii), or (v) of this Section 11.6(g), such party shall promptly notify Borrower of such request or requirement prior to disclosure so that Borrower may seek an appropriate protective order and/or waive compliance with the terms of this Agreement. If, however, in the opinion of counsel for such party, such party is nonetheless, in the absence of such order or waiver, compelled to disclose such confidential information or otherwise stand liable for contempt or suffer possible censure or other penalty or liability, then such party may disclose such confidential information without liability to Borrower; provided, however, that such party will use its best efforts to minimize the disclosure of such information. Subject to the exceptions above to disclosure of information, each of the Banks and the Agent agrees that it shall not publish, publicize, or otherwise make public any information regarding this Agreement or the transactions contemplated hereby without the written consent of Borrower, in its sole discretion.

                  (h) If, pursuant to this Section, any interest in this Agreement is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Borrower) either U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8ECI (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Agent and the Borrower) to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Borrower) a new Form W-8BEN or Form W-8ECI upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  (i) Nothing herein shall prohibit any Bank from pledging or assigning all or any portion of its Loans hereunder to any Federal Reserve Bank in accordance with applicable law. The Borrower hereby agrees that, upon the request of any Bank at any time and from time to time after the Borrower has made its initial Borrowing hereunder, the Borrower will provide to such Bank (at the Borrower's own expense) a promissory note, substantially in the form of Exhibit B (a "Note"), evidencing the Loans owing to such Bank.

                  SECTION 11.7. Set-off. In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Borrower. Each Bank agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  SECTION 11.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be maintained with the Borrower and the Agent.

                  SECTION 11.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 11.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, Reliant Energy, the Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  SECTION 11.11. GOVERNING LAW. (a) THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                  (b) Notwithstanding anything in Section 11.11(a) to the contrary, nothing in this Agreement or in any Note or any Loan Documents shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal law relating to the amount of interest which any Bank may contract for, take, receive or charge in respect of any Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the laws of the state where such Bank is located. To the extent that Texas law is applicable to the determination of the Highest Lawful Rate, the Banks and the Borrower agree that (i) if Chapter 303 of the Texas Finance Code, as amended, is applicable to such determination, the weekly rate ceiling (formerly known as the indicated (weekly) rate ceiling in Article 1.4, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, as amended) as computed from time to time shall apply; provided that, to the extent permitted by such Article, the Agent may from time to time by notice to the Borrower revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans; and (ii) the provisions of Chapter 346 of the Texas Finance Code, as amended (formerly found in Chapter 15 of Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended) shall not apply to this Agreement or any Note issued hereunder.

                  SECTION 11.12. Submission To Jurisdiction, Waivers. Each of the Borrower and Reliant Energy hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 11.2 or at such other address of which the Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent permitted by applicable law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.12 any special, exemplary, punitive or consequential damages.

                  SECTION 11.13. Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, any Notes and the other Loan Documents;

                  (b) neither the Agent nor any Bank has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Banks, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Banks or among the Borrower and the Banks.

                  SECTION 11.14. Limitation on Agreements. All agreements between the Borrower, the Agent or any Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Loan Document or otherwise, shall the amount paid, or agreed to be paid, to the Agent or any Bank for the use, forbearance, or detention of the money to be loaned under this Agreement, any Notes or any other Loan Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Agent or any Bank shall ever receive interest or anything that might be deemed interest under applicable law that would exceed the Highest Lawful Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing on account of such Bank's Loans or the amounts owing on other obligations of the Borrower to the Agent or any Bank under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of such Bank's Loans and the amounts owing on other obligations of the Borrower to the Agent or any Bank under any Loan Document, as the case may be, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Agent or any Bank for the use, forbearance or detention of the indebtedness of the Borrower to the Agent or any Bank shall, to the fullest extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest that accrues on the outstanding principal balance of any Loan shall exceed the Highest Lawful Rate, the rate of interest that accrues on the outstanding principal balance of any Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest that accrues on the outstanding principal balance of any Loan shall not reduce the rate of interest that accrues on the outstanding principal balance of any Note below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of any Loan equals the amount of interest that would have accrued if such interest rate had at all times been in effect. The terms and provisions of this Section 11.14 shall control and supersede every other provision of all Loan Documents.

                  SECTION 11.15. Non-recourse to Limited Partner, General Partner. By execution hereof, each Bank, the Arranger and the Agent agree that, notwithstanding statutory and/or common law liability of a general partner for the debts and obligations of a partnership, no general or limited partner of the Borrower, solely by virtue of its legal status as such, shall be liable for the obligations of the Borrower under this Agreement, any Note or any Loan Document, it being expressly agreed that except as specifically provided and set forth pursuant to the Security Documents and the Support Agreement, all such debts and obligations shall be satisfied only from assets of the Borrower. Notwithstanding the foregoing, nothing in this Section 11.15 shall be deemed to relieve the Borrower or any other Loan Party of its obligations under this Agreement or to prejudice the rights or remedies of the Agent and the Lenders hereunder or under any Loan Documents.

                  SECTION 11.16. Notice Under Section 26.02 of the Texas Business and Commerce Code. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  SECTION 11.17. Removal of Bank. Notwithstanding anything herein to the contrary, Borrower may, at any time in its sole discretion, remove any Bank upon 15 Business Days' written notice to such Bank and the Agent (the contents of which notice shall be promptly communicated by the Agent to each other Bank), such removal to be effective at the expiration of such 15-day notice period; provided, however, that no Bank may be removed hereunder at a time when an Event of Default shall have occurred and be continuing. Each notice by Borrower under this Section 11.17 shall constitute a representation by Borrower that the removal described in such notice is permitted under this
Section 11.17. Concurrently with such removal, Borrower shall pay to such removed Bank all amounts owing to such Bank hereunder and under any Notes in immediately available funds. Upon full and final payment hereunder of all amounts owing to such removed Bank, such Bank shall make appropriate entries in its accounts evidencing payment of all Loans hereunder and releasing Borrower from all obligations owing to the removed Bank in respect of the Loans hereunder and surrender to the Agent for return to Borrower any Notes of Borrower then held by it. Effective immediately upon such full and final payment, such removed Bank will not be considered to be a "Bank" for purposes of this Agreement except for the purposes of any provision hereof that by its terms survives the termination of this Agreement and the payment of the amounts payable hereunder. Effective immediately upon such removal, the Commitments of such removed Bank shall immediately terminate. Such removal will not, however, affect the Commitments of any other Bank hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.




                                       HOUSTON INDUSTRIES
                                       FINANCECO LP


                                       By:   HOUSTON INDUSTRIES
                                             FINANCECO GP, LLC,
                                             its General Partner

                                       By: /s/ Linda Geiger
                                          -------------------------------------
                                       Title: Assistant Treasurer



                                       RELIANT ENERGY, INCORPORATED


                                       By: /s/ Linda Geiger
                                          -------------------------------------
                                       Title: Assistant Treasurer





                                       THE CHASE MANHATTAN BANK, as
                                       Agent and as a Bank


                                       By: /s/ Robert Traband
                                          -------------------------------------
                                       Title: Vice President

                                                            Signature Page
                                                       Senior B Credit Agreement


                                       ABN AMRO BANK N.V., as a Bank


                                       By: /s/ Kris Grosshans
                                          -------------------------------------
                                       Title: Senior Vice President

                                       By: /s/ Gregory Babaya
                                          -------------------------------------
                                       Title: Vice President

                                                            Signature Page
                                                       Senior B Credit Agreement


                                       BANK OF AMERICA, N.A., as Co-Syndication
                                       Agent and as a Bank

                                       By: /s/ Richard L. Stein
                                          -------------------------------------
                                       Title: Vice President

                                                            Signature Page
                                                       Senior B Credit Agreement


                                       BARCLAYS BANK PLC, as a Bank


                                       By: /s/ Sydney G. Dennis
                                          -------------------------------------
                                       Title: Director

                                                            Signature Page
                                                       Senior B Credit Agreement


                                       CITIBANK, N.A., as Co-Syndication Agent
                                       and as a Bank


                                       By: /s/ Sandip Sen
                                          -------------------------------------
                                       Title: Managing Director

                                                            Signature Page
                                                       Senior B Credit Agreement


                                       COMMERZBANK AG
                                       New York and Grand Cayman Branches,
                                       as a Bank


                                       By: /s/ Harry P. Yergey
                                          -------------------------------------
                                       Title: SVP & Manager

                                       By: /s/ W. David Suttles
                                          -------------------------------------
                                       Title: Vice President

                                                            Signature Page
                                                       Senior B Credit Agreement


                                       CREDIT SUISSE FIRST BOSTON, as
                                       Co-Documentation Agent and as a Bank


                                       By: /s/ Andrea E. Shkane
                                          -------------------------------------
                                       Title: Vice President

                                       By: /s/ Jay Chall
                                          -------------------------------------
                                       Title: Director

                                                            Signature Page
                                                       Senior B Credit Agreement


                                       DEUTSCHE BANK AG NEW YORK BRANCH
                                       AND/OR CAYMAN ISLAND BRANCH, as Co-
                                       Documentation Agent and as a Bank


                                       By: /s/ Joel Makowsky
                                          -------------------------------------
                                       Title: Vice President

                                       By: /s/ Hans-Christian Narberhaus
                                          -------------------------------------
                                       Title: Vice President

                                                            Signature Page
                                                       Senior B Credit Agreement


                                       FIRST UNION NATIONAL BANK, as a Bank


                                       By: /s/ Jeffrey R. Stottler
                                          -------------------------------------
                                       Title: Vice President

                                                            Signature Page
                                                       Senior B Credit Agreement


                                       ROYAL BANK OF CANADA, as a Bank


                                       By: /s/ Lorne Gartner
                                          -------------------------------------
                                       Title: Vice President